Exhibit (a)(1)

This document is important and requires your immediate attention. If you are in doubt as to how to respond to the unsolicited offer made by Sprott Asset Management Gold Bid LP and described herein, you should consult with your investment dealer, stockbroker, lawyer or other professional advisor. Enquiries concerning the information in this document should be directed to D.F.King & Co., the Information Agent retained by Central GoldTrust, Toll-Free in North America at
1-800-251-7519; or via e-mail at inquiries@dfking.com.

TRUSTEES’ CIRCULAR

RECOMMENDING

REJECTION

OF THE UNSOLICITED EXCHANGE OFFER BY

SPROTT ASSET MANAGEMENT GOLD BID LP

to exchange all the outstanding Units of

CENTRAL GOLDTRUST

for units of SPROTT PHYSICAL GOLD TRUST

RECOMMENDATION TO UNITHOLDERS

The Special Committee of Independent Trustees has UNANIMOUSLY concluded that the
Sprott Offer is NOT in the best interests of Central GoldTrust Unitholders.

The Board of Trustees of Central GoldTrust has adopted the recommendation of the Special Committee and recommends that Central GoldTrust Unitholders REJECT the Sprott Offer; TAKE NO ACTION with respect to the Sprott Offer; and DO NOT TENDER their Units to the Offer.

Unitholders should DO NOTHING

NO ACTION IS REQUIRED to reject the Sprott Offer

We recommend you read the section entitled “Reasons for Rejecting the Sprott Offer” herein. For up to date information we strongly encourage Unitholders to please visit www.gold-trust.com or www.goldtrust.ca.

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or D.F. King & Co. Inc., North American Toll Free at 1-800-251-7519 or by email at inquiries@dfking.com

June 9, 2015

THE SPROTT DISADVANTAGE
FOR GOLDTRUST UNITHOLDERS

	SPROTT PHYSICAL GOLD TRUST	CENTRAL GOLDTRUST
Superior Long-Term Performance & Leverage to Bullion Price	NO	YES

Low Total Expense Ratio	NO	YES

Sliding Scale Administration Fee	NO	YES

Gold Bullion Held in the Most Secure Canadian Underground Level 3 Rated Treasury Vault	NO	YES

Most Tax-Efficient Structure	NO	YES

Independent (6 of 7) Board of Trustees, Audit Committee, and Corporate Governance Committee	NO	YES

Trustees Elected by Unitholders, Annual Voting and Other Unitholder Rights	NO	YES

Ability to Replace Manager / Administrator	NO	YES

Long-Term Track Record of Soundly Stewarding Investor Capital	NO	YES

FOR UP TO DATE INFORMATION, WE STRONGLY ENCOURAGE UNITHOLDERS TO PLEASE VISIT WWW.GOLD-TRUST.COM OR WWW.GOLDTRUST.CA.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

TABLE OF CONTENTS

LETTER TO UNITHOLDERS	2
REJECT THE SPROTT OFFER	6
QUESTIONS AND ANSWERS ABOUT THE SPROTT OFFER	7
TRUSTEES’ CIRCULAR	10
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION	10
CURRENCY AND EXCHANGE RATES	11
NOTICE REGARDING CERTAIN INFORMATION	11
NOTICE TO NON-CANADIAN UNITHOLDERS	12
THE SPROTT OFFER	12
RECOMMENDATION TO UNITHOLDERS	18
REASONS FOR REJECTING THE SPROTT OFFER	19
RIGHTS OF WITHDRAWAL	41
CERTAIN UNITED STATES TAX CONSIDERATIONS	42
OWNERSHIP OF SECURITIES OF GOLDTRUST	46
TRADING IN SECURITIES OF GOLDTRUST	47
ISSUANCES OF SECURITIES OF GOLDTRUST	47
INTENTION OF INSIDERS WITH RESPECT TO SPROTT OFFER	47
ARRANGEMENTS BETWEEN GOLDTRUST, TRUSTEES AND SENIOR OFFICERS	47
OWNERSHIP OF SECURITIES OF SPROTT	48
ARRANGEMENTS WITH SPROTT	48
INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS WITH SPROTT	48
OTHER TRANSACTIONS	48
MATERIAL CHANGES IN THE AFFAIRS OF GOLDTRUST	49
OTHER INFORMATION	49
PERSONS OR ASSETS EMPLOYED, COMPENSATED OR USED	49
LEGAL MATTERS	49
STATUTORY RIGHTS	50
TRUSTEES’ APPROVAL	50
CONSENT OF BENNETT JONES LLP	51
CONSENT OF DORSEY & WHITNEY LLP	52
CONSENT OF DENTONS CANADA LLP	53
CERTIFICATE	54
APPENDIX “A” GLOSSARY OF TERMS	55

June 9, 2015 Dear Fellow Unitholders,

On May 27, 2015 you were mailed an offer (the “Sprott Offer”) by Sprott Asset Management Gold Bid LP to acquire all of the outstanding Units of Central GoldTrust (“GoldTrust”). Sprott Asset Management Gold Bid LP is an affiliate of Sprott Asset Management LP and Sprott Inc., which we will collectively refer to as “Sprott.” Sprott is offering to acquire all of the outstanding Units of GoldTrust in exchange for units of Sprott Physical Gold Trust (“Sprott PHYS”) on a net asset value (“NAV”) for NAV basis, with the actual values to be finalized on the expiry date of the Sprott Offer, which is July 6, 2015 (unless extended or withdrawn).

At first glance, the Sprott Offer sounds simple and appears to be marginally attractive. The truth is that the Sprott Offer is anything but simple and the Board of Trustees believes that there is no assurance that it will ultimately benefit Unitholders. Upon careful review, the clear prime beneficiary of the Sprott Offer is in fact Sprott Asset Management LP, which stands to gain significant ongoing management fees by virtue of managing a larger pool of bullion assets on behalf of the Sprott PHYS entity and the elimination of a gold bullion investment alternative for investors.

Sprott is not offering compelling value to Unitholders. The Sprott Offer does not provide any meaningful premium, but asks Unitholders to exchange their Units for units of Sprott PHYS, which involve higher costs, increased tax risks, and reduced governance rights; all of which are completely at odds with the founding principles of GoldTrust. These principles were carefully designed to provide the optimal structure for long-term gold bullion investors. On balance, your Trustees believe that any benefits claimed by Sprott regarding their offer are unproven and marginal at best, and are significantly outweighed by the increased costs, greater risks and loss of Unitholder rights associated with holding Sprott PHYS units.

Attached to this letter is your Trustees’ Circular which includes the formal recommendation of your Trustees that Unitholders should REJECT the Sprott Offer and NOT tender their Units.

The accompanying Trustees’ Circular includes considerable detail about why your Trustees have reached this recommendation.

Some of the reasons why your Trustees are recommending that Unitholders REJECT the Sprott Offer are summarized below:

1.              Sprott is not offering ANY meaningful premium and the ultimate price Unitholders would receive for their Units is unclear

The Sprott Offer appears opportunistic and solely based on the current difference in trading prices relative to NAV of GoldTrust Units and Sprott PHYS units, a difference which is small and a result of the current bear market for gold. GoldTrust Units have traded at significant premiums to NAV in strong gold markets and have outperformed Sprott PHYS units in such markets. The Trustees believe the long-term outlook for gold is positive, and positive gold markets in the past have yielded significant improvement in the trading value of Units relative to their NAV.

In addition, the Sprott Offer provides no certainty of value for GoldTrust Unitholders, as it is based on a future NAV for NAV exchange ratio determined on the expiry date of the Sprott Offer. In the past, Sprott PHYS units have traded at discounts of up to 4.2% of NAV. Under the Sprott Offer, Unitholders would receive Sprott PHYS units on closing. If these units are trading at a discount to their NAV, any value purported to be “unlocked” by the Sprott Offer could be materially reduced or eliminated. The Sprott Offer appears to be an opportunistic attempt by Sprott to replace management fees as a result of significant redemptions experienced by Sprott PHYS in recent years.

2.              GoldTrust Unitholders recently overwhelmingly rejected the adoption of a physical redemption feature, a material feature of the Sprott Offer

Sprott PHYS has a physical bullion redemption feature, available only to investors with very large holdings, which Sprott claims limits trading discounts to NAV. Such a physical redemption feature would potentially expose certain non-redeeming U.S. Unitholders to increased future tax liabilities and effectively reduce leverage to rising gold prices. Sprott PHYS’ physical redemption feature is substantially the same as the one that Polar Securities proposed that GoldTrust adopt — a proposal that was overwhelmingly rejected by over 80% of votes cast (excluding Polar) at GoldTrust’s Annual and Special Meeting of Unitholders held just last month. Unitholders are encouraged to review GoldTrust’s Management Information Circular dated April 6, 2015, available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov, as well as on GoldTrust’s website, www.gold-trust.com and www.goldtrust.ca, which provides detailed information regarding Polar’s proposal, which the Trustees believe to be relevant to the Sprott Offer as well.

3.              Sprott PHYS charges investors significantly higher fees than GoldTrust, which will erode NAV over time and materially reduce the purported “unlocked” value of the Sprott Offer

Sprott PHYS’ annual expense ratio is over 40% higher than GoldTrust’s and includes a fixed management expense ratio, whereas GoldTrust’s is based on a sliding scale which passes on the benefits of asset growth to Unitholders. On a present value basis, the increase in fees relating to the Sprott Offer represents US$28 million1 in lost value for GoldTrust Unitholders, or approximately 3.4% of GoldTrust’s total NAV today.

4.              Sprott PHYS’ physical redemption feature may result in significant tax liabilities for certain non-redeeming U.S. Unitholders

If the Sprott Offer is successful, Sprott PHYS’ redemption feature would expose certain non-redeeming U.S. Unitholders to potentially increased ongoing future tax liabilities if Sprott PHYS delivers gold to satisfy a physical redemption request from a unitholder and the price of gold exceeds Sprott PHYS’ undisclosed Canadian dollar cost base for its gold holdings. As a result, if any Unitholder elects to redeem when gold prices exceed the Canadian dollar cost base of Sprott PHYS’ gold bullion, certain non-redeeming U.S. Unitholders could incur tax liabilities even though they took no action themselves. These potential tax liabilities would increase if the gold price were to increase in Canadian dollar terms due to a decrease in the Canadian / U.S. dollar exchange rate or increases in gold prices.

5.              Sprott PHYS provides investors with almost no voting or other governance rights

GoldTrust is overseen by a Unitholder-elected, majority independent Board of Trustees and offers a Unitholder-friendly and responsible governance structure. In stark contrast to GoldTrust, Sprott PHYS offers its investors virtually no voting or other governance rights. Sprott PHYS does not have an elected Board, does not hold annual meetings, requires minimum holdings of 50% of NAV of Sprott PHYS to requisition a unitholder meeting and does not allow unitholders to elect Sprott

1  Based on a 5% discount rate, in perpetuity.

PHYS’ manager. If the Sprott Offer were successful, Sprott PHYS’ limited governance rights would represent a complete deviation from GoldTrust’s best-in-class governance structure, including a complete disenfranchisement of voting rights.

6.              Sprott PHYS offers less bullion security and safeguards than GoldTrust

GoldTrust stores its bullion on an unencumbered, fully allocated and physically segregated basis in an underground Level 3 (the highest security rating possible) Canadian chartered bank vault. Sprott PHYS does not offer the same high level of bullion safeguards as GoldTrust. GoldTrust’s industry-leading bullion safeguards are very important to many of GoldTrust’s long-term Unitholders.

7.              Sprott has a very poor track record of managing investor capital and the effectiveness of their marketing platform is questionable

Sprott manages a large number of investment funds with a demonstrated track record of poor performance. As a manager of investor capital, Sprott has lost over $1 billion of investor capital while at the same time receiving hundreds of millions in management fees from these same investors. Upon reviewing Sprott’s investment performance, which is summarized in the accompanying Trustee’s Circular, your Trustees believe that you will agree that Sprott does not seem suited to steward Unitholders’ capital based on its historical performance.

Sprott touts its superior marketing platform as a key benefit of the Sprott Offer to GoldTrust Unitholders. In fact, Sprott PHYS has faced significant redemptions from investors, with over 20%, or approximately US$440 million, of Sprott PHYS’ units having been redeemed in the past two years, resulting in a higher expense ratio for non-redeeming, long-term investors.

8.              The Exchange Offer Election and Merger Transaction may not qualify as a tax-deferred reorganization and, as a result, may be a fully taxable transaction for all U.S. Unitholders

The Offeror states in its Offer Circular that “[b]ecause the determination of whether the exchange pursuant to the Exchange Offer Election and the Merger Transaction qualifies as a Reorganization [under Section 368 of the Code] depends on the resolution of complex issues and facts, some of which will not be known until the completion of the Offer and the Merger Transaction, there can be no assurance that the exchange pursuant to the Exchange Offer Election and the Merger Transaction will qualify as a Reorganization” (emphasis added).

9.              The Sprott Offer has been structured to bypass traditional statutory securityholder protections

One of the key conditions to the Sprott Offer is the passing of a special resolution, using the powers of attorney granted by tendering Unitholders making the Merger Election, that would amend the Declaration of Trust to lower the threshold required to be achieved by a bidder in order to effect a compulsory acquisition or redemption of remaining Units, from 90% to 66 2/3%. The Declaration of Trust originally set the threshold at 90% to track the parallel requirements in corporate law designed to protect minority securityholders and their dissent rights. Sprott would lower this traditional threshold in order to be able to compel full completion of the Merger Transaction, having only obtained tenders from 66 2/3%, in a single step.

The Sprott Offer appears opportunistic, being made at what is hopefully the bottom of a prolonged bear market for gold, and essentially asks Unitholders to accept materially higher ongoing fees, reduced bullion security and safeguards, increased tax risk and materially limited voting and governance rights. In return, the

Sprott Offer provides no meaningful premium and only a theoretical, marginal benefit that cannot be determined by Unitholders as it is based on an unknown future exchange ratio.

GoldTrust was created in 2003 with a singular, self-governing and passive purpose to provide all Unitholders, be they individual or institutional, with the safest, most secure and cost effective way to hold unencumbered, fully-allocated and physically segregated gold bullion and benefit from the long term appreciation in the price of gold. GoldTrust continues to fulfill this mandate for Unitholders. Of interest, Eric Sprott and John Embry (Sprott’s CIO at the time) were both Trustees of GoldTrust at its inception and participated in developing the structure of GoldTrust, which deliberately excluded a physical bullion redemption feature due to the potential for material adverse tax consequences associated with such a feature. The adverse tax consequences inherent to the adoption of a physical redemption feature are the same today as they were in 2003 when GoldTrust was founded.

Your Trustees understand that the unusually elevated discounts to NAV at which GoldTrust Units have recently traded are of concern to investors; however, Sprott’s opportunistic offer is not the solution. Your Trustees are actively considering a number of potential measures, including possible amendments to the existing cash redemption feature of GoldTrust, which could potentially reduce future trading price discounts to NAV. Among the factors guiding the Trustees’ analysis of such measures are the accessibility of any amended features to all Unitholders, the necessity that any such measures be accretive to non-redeeming Unitholders and the potential tax liabilities to Unitholders in connection therewith. Upon completion of a favourable analysis by financial, legal and tax advisors, the Trustees will consider whether to adopt such measures if appropriate.

Your Trustees continue to believe that current economic conditions, which include ultra-low interest rates, unprecedented money-printing and debt creation by the major industrial economies and accelerating devaluation turbulence among global currencies are supportive factors for higher gold prices over time. Given our positive outlook for the gold price, we do not believe this is the time to be exchanging your GoldTrust Units for alternative products which are at odds with the founding investment principles of GoldTrust.

As a result of the above and after very careful consideration of all available information, including the unanimous recommendation of the Special Committee of Independent Trustees, your Trustees are strongly recommending that all Unitholders REJECT the Sprott Offer

Thank you for your consideration of these concerns.

With great respect and appreciation for your confidence in Central GoldTrust,

J.C. Stefan Spicer,	Ian M.T. McAvity,
Founder, Chairman and CEO,	Lead Independent Trustee
Central GoldTrust	Central GoldTrust

REJECT THE SPROTT OFFER

Sprott’s claims of “unlocking value” are disingenuous and Sprott offers no meaningful premium in exchange for increased fees, higher risk and reduced governance rights

GoldTrust’s Unitholders recently overwhelmingly rejected the adoption of a physical bullion redemption feature, available only to Unitholders with large holdings, a material structural difference between GoldTrust and Sprott PHYS

Sprott charges significantly higher fees than GoldTrust, which will erode net asset value over time and materially reduce the purported “unlocked” value of the Sprott Offer

Accepting the Sprott Offer could expose certain non-redeeming U.S. Unitholders to potential future tax liabilities due to Sprott PHYS’ frequently-used physical bullion redemption feature

Sprott PHYS, in stark contrast to GoldTrust, provides investors with virtually no voting or governance rights

Sprott PHYS offers less bullion security and safeguards than GoldTrust

GoldTrust’s existing low-cost, tax efficient structure has provided superior leverage to rising gold prices for long-term investors

Sprott has a very poor track record as a manager of investor capital and solicits investors with conflicting, self-serving messages

The Exchange Offer Election and Merger Transaction may not qualify as a tax-deferred reorganization for United States federal income tax purposes as stated by Sprott and, as a result, may be a fully taxable transaction for all U.S. Unitholders

The Sprott Offer has been structured to circumvent traditional legal statutory securityholder protections

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

QUESTIONS AND ANSWERS ABOUT THE SPROTT OFFER

Capitalized terms used in this Q&A have the meanings ascribed to them in the Glossary or elsewhere in this Trustees’ Circular.

Should I accept or reject the Sprott Offer?

The Special Committee of Independent Trustees UNANIMOUSLY recommends that Unitholders REJECT the Sprott Offer, TAKE NO ACTION with respect to the Sprott Offer and DO NOT TENDER their Units for exchange, and the Board of Trustees has adopted that recommendation.

A summary of the reasons for the recommendation of the Board of Trustees is included above, and a fulsome description is included below under the heading “Reasons for Rejecting the Sprott Offer” of this Trustees’ Circular.

How do I reject the Sprott Offer?

DO NOTHING.

Unless you have already tendered your Units to the Sprott Offer, you do not need to do anything to reject the Sprott Offer. If you are solicited by Sprott or its solicitation agent about your Units of Central GoldTrust, DO NOT TENDER your Units. Do not complete a Letter of Transmittal or any other document that Sprott or its solicitation agent may provide.

Can I withdraw my Units if I have already tendered to the Sprott Offer?

YES. According to the Sprott Offer and the Offer Circular:

•                  if you have tendered your Units and made the Exchange Offer Election (as defined in the Offer Circular), you can withdraw your Units: (i) at any time before your Units have been taken up by the Offeror pursuant to the Sprott Offer; (ii) at any time if your Units have not been paid for by the Offeror within three business days after having been taken up; or (iii) at any time before the expiration of ten days from the date upon which certain notices of change or notices of variation in the terms of the Sprott Offer that may be required are delivered to you by the Offeror; and

•                  if you have tendered your Units and made the Merger Election, unlike a traditional take-over bid your operative consenting action with respect to the Sprott Offer is not the tendering of your Units but the granting of the power of attorney to the Offeror to complete the Merger Transaction. As a result, your operative withdrawal action is not the withdrawal of your tendered Units, but the withdrawal of your power of attorney. The power of attorney becomes irrevocable at 4:58 p.m. (Toronto time) on the Expiry Date, and so in order to effectively withdraw consent to the Sprott Offer and Merger Transaction, tendering Unitholders who have made the Merger Election must withdraw prior to 4:58 p.m. (Toronto time) on the Expiry Date. If the conditions to the Sprott Offer are met or waived, withdrawals of tendered Units thereafter will not be effective to withdraw such Unitholders’ consent to the Sprott Offer.

How do I withdraw my Units if I have already tendered to the Sprott Offer?

We recommend you contact D. F. King & Co., Inc. (“D.F. King”), GoldTrust’s information agent, at
1-800-251-7519 or inquiries@dfking.com, or your broker or dealer directly, for information on how to withdraw your Units.

Why does the Board believe that the Sprott Offer should be rejected?

The Board believes that the Sprott Offer is not in the best interests of Central GoldTrust and its Unitholders. The Board took into account numerous factors including, but not limited to, the Board’s reasons set out under the heading “Reasons for Rejecting the Sprott Offer” in adopting the UNANIMOUS recommendation of the Special Committee of Independent Trustees that Unitholders REJECT the Sprott Offer and NOT TENDER their Units into the Sprott Offer.

Unitholders are strongly encouraged to carefully review the full explanation of the reasons for the Board’s recommendation set out in this Trustees’ Circular.

My broker advised me to tender my Units. Should I?

While the investment decision is between you and your investment advisor, the Special Committee of Independent Trustees has UNANIMOUSLY recommended that Unitholders REJECT the Sprott Offer and NOT TENDER their Units into the Sprott Offer, and the Board has adopted that recommendation. The Offer Circular states that Sprott may pay brokers a fee for soliciting tenders to the Sprott Offer, so their advice with respect to a decision to tender may not be impartial.

The media has referred to this as a ‘‘hostile’’ take-over bid. Is that true?

YES. In a friendly take-over, the two trusts or companies work together to come to an agreement that would enhance securityholder value. However, Sprott did not contact or approach GoldTrust or its representatives with respect to the proposed bid prior to the date on which it announced its intention to make its offer, and it initiated its offer without the support of the Board. As such, the Sprott Offer should be considered a hostile offer, and the Board, together with its financial and legal advisors, has been working to provide Unitholders with a recommendation consistent with GoldTrust’s focus on achieving a result that is in the best interests of ALL Unitholders.

Have other Unitholders indicated an intention NOT to tender to the Sprott Offer?

YES. Each of the Trustees and Senior Officers and other insiders of GoldTrust that owns or exercises control or direction over Units of GoldTrust has indicated that he or she intends to REJECT the Sprott Offer and WILL NOT TENDER any of his or her Units.

Do I have to decide now?

NO. Unless you have already tendered your Units, you do not have to take any action at this time. The Sprott Offer is scheduled to expire at 5:00 p.m. (Toronto time) on July 6, 2015 (unless extended or withdrawn), and is subject to a number of conditions that have not yet been satisfied. In any event, the Board of Trustees recommends that Unitholders take no action with respect to the Sprott Offer.

If you have already tendered your Units to the Sprott Offer and decide to withdraw those Units, you must allow sufficient time to complete the complicated withdrawal process prior to the expiry of the Sprott Offer. For more information on how to withdraw your Units, see “Rights of Withdrawal” in the accompanying Trustees’ Circular, contact your broker or dealer, or contact D. F. King at 1-800-251-7519 or inquiries@dfking.com.

Who do I ask if I have more questions?

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE MAY BE DIRECTED TO GOLDTRUST’S INFORMATION AGENT:

North American Toll Free Phone:

1-800-251-7519

Email: inquiries@dfking.com

For up to date information we strongly encourage Unitholders to please visit www.gold-trust.com or www.goldtrust.ca

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

TRUSTEES’ CIRCULAR

This Trustees’ Circular should be read carefully and in its entirety by Unitholders as it provides important information regarding Central GoldTrust, Sprott and the Sprott Offer. All capitalized terms in this Trustees’ Circular have the meanings ascribed to such terms in the Glossary attached hereto as Appendix “A” or elsewhere in this Trustees’ Circular.

This Trustees’ Circular is issued by the Board of Trustees (the “Board”, “Trustees” or “Board of Trustees”) of Central GoldTrust (“GoldTrust”) in connection with the unsolicited offer (the “Sprott Offer”) made by Sprott Asset Management Gold Bid LP (the “Offeror”), which is owned and controlled by Sprott Asset Management LP (“SAM”, and collectively with the Offeror and their respective general partners, Sprott Asset Management GP Inc. and Sprott Asset Management Gold Bid GP Inc., “Sprott”), which is controlled by Sprott Inc., to exchange all of the issued and outstanding trust units (the “Units”) of GoldTrust for trust units of Sprott Physical Gold Trust (“Sprott PHYS”) on a net asset value (“NAV”) to NAV basis, upon the terms and subject to the conditions set out in the Sprott Offer and accompanying circular of Sprott dated May 27, 2015 (the “Offer Circular”) and the related letter of transmittal.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Trustees’ Circular, including the discussion in the summaries, Letter to Unitholders and the Questions and Answers About the Sprott Offer that accompany this Trustees’ Circular, contains information that may constitute “forward-looking statements” under United States federal securities laws or “forward-looking information” under Canadian securities laws, including, without limitation, those related to: the reasons of the Board of Trustees for recommending to Unitholders the rejection of the Sprott Offer, not tendering any Units to the Sprott Offer and withdrawing any Units already tendered to the Sprott Offer; the anticipated costs, risks and uncertainties associated with the Sprott Offer; any potential adoption by GoldTrust of an enhanced cash redemption feature and any anticipated impact on GoldTrust, Unitholders and any trading discount to NAV resulting from the adoption of such cash redemption feature; the anticipated timing, mechanics, completion and settlement of the Sprott Offer; the value of the Sprott PHYS units that would be received as consideration under the Sprott Offer; the ability of the Offeror to complete the transactions contemplated by the Sprott Offer; any anticipated results or performance of Sprott PHYS, the Offeror, or any other affiliates of Sprott; any anticipated changes to the market price of Sprott PHYS units or any other securities of Sprott and its affiliates; and any anticipated impact of current economic conditions on the future prices of gold and the Units. These statements and information relate to future performance, opportunities or events and GoldTrust cautions that factors could cause actual results, events or achievements to differ materially from those expressed or implied in any such statements and information included in this Trustees’ Circular.

Forward-looking statements or information is frequently, but not always, characterized by words such as “will”, “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “schedule”, “estimate”, “plan” and similar expressions, or statements that certain events or conditions “may”, “should”, “could”, “might” or “will” occur. The forward-looking statements or information contained in this Trustees’ Circular is based on the reasonable expectations and beliefs of GoldTrust, its Senior Officers and Trustees as at the date of this Trustees’ Circular and involves numerous assumptions, known and unknown risks and uncertainties, both general and specific to GoldTrust and the bullion markets generally. Such assumptions, risks and uncertainties include, but are not limited to, those factors disclosed in GoldTrust’s documents filed from time to time with applicable securities regulators in Canada and the United States. Should one or more of

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results, achievements or events or market performance of GoldTrust may differ materially from those described in this Trustees’ Circular. For further details, reference is made to the risk factors discussed or referred to in GoldTrust’s annual and interim management’s discussion and analyses and Annual Information Form on file with Canadian securities regulatory authorities and available under GoldTrust’s issuer profile on SEDAR at www.sedar.com and GoldTrust’s Form 40-F Annual Report on file with the United States Securities and Exchange Commission (“SEC”) on EDGAR at www.sec.gov.

There can be no assurance that forward-looking statements or information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements or information. Such forward-looking statements and information are made or given as to GoldTrust’s expectations or beliefs at the date of this Trustees’ Circular and GoldTrust disclaims any intention or obligation to update or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, except as required under applicable securities law. The reader is cautioned not to place undue reliance on forward-looking statements or information.

CURRENCY AND EXCHANGE RATES

Unless otherwise indicated, all dollar amounts in this Trustees’ Circular are in Canadian dollars and references to “$” or “dollars” in this Trustees’ Circular refer to Canadian dollars. On June 8, 2015, the last business day prior to the date of this Trustees’ Circular, the noon rate of exchange as reported by the Bank of Canada for the conversion of U.S. dollars was US$1:$1.2435

NOTICE REGARDING CERTAIN INFORMATION

Central GoldTrust is a reporting issuer or equivalent in all the Provinces of Canada and files its continuous disclosure documents and other documents with such provincial securities regulatory authorities. Certain information in this Trustees’ Circular has been taken from or is based on documents that are expressly referred to in this Trustees’ Circular. All summaries of, and references to, documents that are specified in this Trustees’ Circular as having been filed, or that are contained in documents specified as having been filed, on SEDAR and EDGAR are qualified in their entirety by reference to the complete text of those documents as filed, or as contained in documents filed, under GoldTrust’s issuer profile on SEDAR at www.sedar.com and with the SEC on EDGAR at www.sec.gov. Unitholders are urged to read carefully the full text of those documents, which may also be obtained on request without charge from GoldTrust at 55 Broad Leaf Crescent, Ancaster, Ontario L9G 3P2 or by telephone at (905) 304-4653.

Information contained in this Trustees’ Circular concerning Sprott and the Sprott Offer, including forward-looking statements or forward-looking information related to Sprott or the Sprott Offer, is based solely upon, and the Board of Trustees has relied, without independent verification, exclusively upon, information contained in the Offer Circular, or upon information that is otherwise publicly available. Neither GoldTrust nor any of its Senior Officers or Trustees assumes any responsibility for the accuracy or completeness of such information or for any failure by Sprott to disclose events or facts that may have occurred or may affect the significance or accuracy of any such information.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

NOTICE TO NON-CANADIAN UNITHOLDERS

This Trustees’ Circular has been prepared by GoldTrust in accordance with disclosure requirements under applicable Canadian law. Non-resident Unitholders should be aware that these requirements may be different from those of other jurisdictions.

THE SPROTT OFFER

Background and Overview

Formation of Central GoldTrust and History with Sprott

On April 28, 2003, GoldTrust was established by Philip Spicer, J.C. Stefan Spicer, Douglas Heagle, Ian McAvity, Robert Sale, and Brian Felske, along with Eric Sprott (Chief Executive Officer and controlling shareholder of SAM at that time) and John Embry (Chief Investment Strategist at Sprott at the time), who were appointed as founding Trustees. Prior to filing the prospectus for GoldTrust’s initial public offering (IPO), members of the Board of Trustees, including Messrs. Sprott and Embry, considered the optimal structure for GoldTrust. In arriving at the optimal structure, several potential features were identified and considered, including the adoption of a physical bullion redemption feature. Such a feature was ultimately not adopted by GoldTrust’s founders due to, in particular, potential adverse tax consequences to both GoldTrust and non-redeeming Unitholders. Mr. James Fox, currently President and a Director at SAM, was also an active participant in these discussions while working for Sprott at the time. The adverse tax consequences inherent to the adoption of a physical redemption feature are the same today as they were in 2003 when GoldTrust was founded.

Both Mr. Sprott and Mr. Embry approved and signed GoldTrust’s original Declaration of Trust, which included the original and present terms of GoldTrust’s Unit redemption rights. Mr. Embry, founding Co-Chairman of GoldTrust at the time, also signed the Administrative Services Agreement dated April 28, 2003 (the “Administration Agreement”) between GoldTrust and its administrator, Central Gold Managers Inc. (the “Administrator”).

Proxy Contest with Polar Securities

On February 5, 2015, the Board of Trustees received a proposal (the “Polar Proposal”) from Polar Securities Inc. (“Polar Securities”) on behalf of its Cayman Islands-based hedge fund North Pole Capital Master Fund (the “North Pole Fund” and, collectively with Polar Securities, “Polar”). The Polar Proposal sought to amend GoldTrust’s Amended and Restated Declaration of Trust dated April 24, 2008 (the “Declaration of Trust”) to incorporate a physical redemption feature (substantially the same as that of Sprott PHYS) and to change GoldTrust’s existing cash redemption feature. Polar also sought to replace GoldTrust’s existing Independent Trustees with their own handpicked nominees. The Trustees recommended that Unitholders vote against the Polar Proposal, which the Trustees viewed as self-serving and not in the best interests of all Unitholders, and recommended that Unitholders reject the Polar nominees.

During the lead-up to GoldTrust’s Annual and Special Meeting of Unitholders on May 1, 2015 (the “GoldTrust Meeting”), Sprott announced on April 23, 2015 its intention to put forth an unsolicited bid to acquire all of the Units of GoldTrust via a unit for unit exchange on a NAV to NAV basis. The

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com announcement came one week prior to the GoldTrust Meeting, and appeared to have been intended to influence the proxy contest vote in favour of Polar. At no time prior to the announcement did Sprott PHYS or any other Sprott representative approach the Trustees or its advisors regarding any proposal to acquire all the Units of GoldTrust. In the Offer Circular, which was filed more than a month after Sprott’s announcement, Sprott stated that SAM had engaged in discussions with Polar regarding “various possibilities” concerning Polar’s actions and the proxy contest in the period leading up to Sprott’s announcement of the Sprott Offer.

On May 1, 2015, the GoldTrust Meeting took place. The Polar Proposal, which was focused primarily on the adoption of a new physical bullion redemption feature, was overwhelmingly rejected by Unitholders, with over 80% of votes cast (other than Polar) voting against its adoption. Unitholders also voted to re-elect all of GoldTrust’s Trustee nominees, with none of Polar’s nominees being elected.

Commencement of the Sprott Offer and Formation of Special Committee

The Sprott Offer formally commenced on May 27, 2015 and it is open to Unitholders for acceptance and tender until 5:00 p.m. (Toronto time) on July 6, 2015 (the “Expiry Date”) unless extended or withdrawn. The Offer Circular states that if the number of issued and outstanding GoldTrust Units tendered to the Sprott Offer on the Expiry Date, together with any Units owned or controlled by the Offeror on the Expiry Date, is greater than 66 2/3% of the issued and outstanding Units (the “Threshold Condition”), subject to the satisfaction of certain other conditions set out in the Offer Circular, Sprott intends to effect the merger of GoldTrust and Sprott PHYS on a NAV to NAV unit exchange basis.

In response to the commencement of the Sprott Offer, on May 27, 2015 the Board of Trustees re-convened its special committee, composed entirely of independent Trustees (the “Special Committee”), which had been originally established in March 2015 in response to the actions of Polar, including the Polar Proposal, leading up to the GoldTrust Meeting. The Special Committee is composed of Messrs. Bruce Heagle, Brian Felske, Ian McAvity and Michael Parente.

The focus of the re-convened Special Committee in respect of the Sprott Offer was to review and consider, among other things: (i), the unsolicited Sprott Offer and any alternatives thereto, and (ii) any alternative actions to be taken by GoldTrust and to make recommendations to the Board of Trustees.

In fulfilling its mandate, the Special Committee was authorized by the Board of Trustees to, among other things:

•                  retain an independent financial advisor to advise the Special Committee;

•                  retain independent legal counsel to advise the Special Committee;

•                  report to the Board of Trustees; and

•                  take such other actions as the Special Committee considers necessary or appropriate in order to carry out its mandate.

In respect of the foregoing mandate, the Special Committee retained CIBC World Markets Inc. (“CIBC”) as its financial advisor, and Bennett Jones LLP as its legal counsel.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

Terms of the Sprott Offer

The following summary of the terms of the Sprott Offer is drawn from the information contained in the Offer Circular and is presented here for information purposes only. Unitholders are encouraged to review the Offer Circular for full details regarding the Sprott Offer.

Exchange Offer Election and Merger Election

The Sprott Offer is open for acceptance by Unitholders until 5:00 p.m. (Toronto time) on the Expiry Date, unless extended or withdrawn. Unitholders who tender to the Sprott Offer will be required to make one of two elections: the “Exchange Offer Election” or the “Merger Election.” Tendering Unitholders who fail to make a valid election will be deemed to have made the Merger Election.

Unitholders that make the Exchange Offer Election will tender their Units for acceptance of the Sprott Offer and take-up by the Offeror, and will, following the expiration of the Sprott Offer and take-up of tendered Units, receive trust units of Sprott PHYS on the basis of the NAV to NAV Exchange Ratio (as defined below). Such exchange will be deemed to be a taxable disposition of such Units for Canadian income tax purposes that will give rise to a gain or loss for Canadian income tax purposes and not a tax-deferred rollover. Such exchange will also be a taxable disposition of such Units for U.S. income tax purposes if the Merger Transaction (as defined below) does not occur, if the Merger Transaction together with the Exchange Offer Election is not considered to be a single integrated transaction that qualifies as a tax-deferred reorganization for U.S. Federal income tax purposes or if the “passive foreign investment company” (“PFIC”) rules require gain recognition with respect to the exchange. See “Certain United States Income Tax Considerations” herein.

Tendering Unitholders that make or are deemed to make the Merger Election will tender their Units for acceptance of the Offer, but such tendered Units will not be taken up by the Offeror. Instead, the acceptance of the Offer by a tendering Unitholder who has made the Merger Election will be accompanied by a power of attorney granted in favour of the Offeror. Effective at 4:58 p.m. (Toronto time) on the Expiry Date, provided certain conditions are met, including the Threshold Condition, the Offeror intends to use the powers of attorney granted to it by tendering Unitholders who have made the Merger Election to pass, by written consent, certain special resolutions, the effect of which would be to allow the Offeror to effect a merger of GoldTrust and Sprott PHYS (the “Merger Transaction”). If the Merger Transaction occurs, all Unitholders who have not made the Exchange Offer Election, whether they have made the Merger Election or not, will receive trust units of Sprott PHYS on compulsory redemption of all the issued and outstanding GoldTrust Units at the NAV to NAV Exchange Ratio. The Merger Transaction will be a “qualifying exchange” for Canadian income tax purposes resulting in a tax-deferred rollover for Unitholders other than Unitholders who have made the Exchange Offer Election. Sprott states that, for U.S. federal income tax purposes, the exchange of GoldTrust Units for trust units of Sprott PHYS pursuant to the Exchange Offer Election or the Merger Transaction is “intended” to qualify as a tax-deferred reorganization but that Sprott can provide “no assurance” of such tax treatment. According to Sprott, such redemption may be a fully taxable transaction for all U.S. holders of GoldTrust Units as stated in the Offer Circular on pages 64 and 65. See “Certain United States Income Tax Considerations” herein.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

Conditions of the Offer

The completion of the Offer, including the take-up and payment for tendered Units for which the Exchange Offer Election was made and the completion of the Merger Transaction, is conditional on the satisfaction of, among other things, the following:

•                  the Threshold Condition being met;

•                  all tendering Unitholders that have made the Merger Election having validly granted a power of attorney to Sprott Asset Management GP Inc. (the “Manager”), the general partner and manager of SAM, an affiliate of the Offeror, thereby permitting the Manager to pass the Special Resolutions (as defined below) required to effect the Merger Transaction;

•                  the Special Resolutions being validly passed;

•                  the receipt of all required governmental or regulatory approvals;

•                  GoldTrust and the Offeror not being prohibited by law or their respective constating documents from completing the Merger Transaction; and

•                  no Material Adverse Change (as defined in the Offer Circular) in relation to GoldTrust having occurred.

Exchange Value

Tendering Unitholders under either the Exchange Offer Election or Merger Election will receive trust units of Sprott PHYS based on the “NAV to NAV Exchange Ratio”. The number of Sprott PHYS units to be distributed to each GoldTrust Unitholder will be, for each GoldTrust Unit held, such number of Sprott PHYS units as is equal to: (A) the NAV per GoldTrust Unit on the Expiry Date, (calculated in accordance with the Declaration of Trust) divided by (B) the NAV per Sprott PHYS unit on the Expiry Date (calculated in accordance with the Amended and Restated Trust Agreement between SAM and RBC Investor Services Trust, as trustee for Sprott PHYS, dated February 27, 2015 (the “Sprott Trust Agreement”)). No fractional Sprott PHYS units will be issued pursuant to the Sprott Offer or the Merger Transaction. Where the aggregate number of Sprott PHYS units to be issued to a Unitholder under the Sprott Offer would result in a fraction of a Sprott PHYS unit being issuable, the number of Sprott PHYS units to be received by such GoldTrust Unitholder will be rounded down to the nearest whole Sprott PHYS unit.

Special Resolution Power of Attorney

The Offeror states that it only intends to take up and pay for those GoldTrust Units that have been tendered and for which the tendering Unitholder made the Exchange Offer Election. Those tendering Unitholders who make the Merger Election are, in essence, granting the Offeror a proxy to effect certain fundamental changes to the structure of GoldTrust by passing certain resolutions (the “Special Resolutions”), the effect of which will be to allow the Offeror to carry out the Merger Transaction.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

The power of attorney to pass the Special Resolutions becomes effective at 4:58 p.m. (Toronto time) on the Expiry Date. Once the Special Resolutions are passed, at 4:59 p.m. (Toronto time) on the Expiry Date, tendering Unitholders that have made the Merger Election will be deemed to withdraw their tendered Units from the Sprott Offer and such Units will not be taken up and paid for by the Offeror. Instead, the Offeror will, as a result of the passing of the Special Resolutions, be able to effect the Merger Transaction at 5:00 p.m. (Toronto time) on the Expiry Date.

The Special Resolutions provide for the following:

•                  the amendment of Section 13.6 of the Declaration of Trust to provide that a compulsory acquisition of all issued and outstanding GoldTrust units may be effected if the Offeror and its affiliates, after the take-up of GoldTrust Units deposited for acceptance of the Sprott Offer, hold not less than 66 2/3% of the issued and outstanding Units on a fully-diluted basis. Section 13.6 of the Declaration of Trust currently provides, among other things, that the Sprott Offer could only be effected in the event the Sprott Offer were to be accepted by Unitholders in respect of at least 90% of the Units, other than the Units held by the Offeror;

•                  the authorization of the Offeror to execute a merger agreement (the “Merger Agreement”) on behalf of GoldTrust with Sprott PHYS, and any ancillary matters in connection therewith, on substantially the terms described in the Offer Circular;

•                  the amendment of the Declaration of Trust to provide, in connection with the Merger Transaction, following the transfer of substantially all of the assets and liabilities of GoldTrust (other than the Administration Agreement) to Sprott PHYS in exchange for Sprott PHYS units, for the retention or reacquisition of one GoldTrust Unit by the Offeror as provided in the Merger Agreement, if advisable, and subject to the foregoing, for the redemption of all issued and outstanding Units and the distribution of such Sprott PHYS units to Unitholders on the basis of the NAV to NAV Exchange Ratio in full and final satisfaction of such Unitholders’ rights;

•                  the amendment of the Declaration of Trust to permit the Offeror, notwithstanding anything to the contrary contained therein, to vote, execute and deliver any instruments of proxy, authorizations, requisitions, resolutions or consents in respect of any Units taken up under the Sprott Offer or otherwise acquired which are at the time beneficially owned by the Offeror, if determined necessary or appropriate by the Offeror;

•                  the removal of the incumbent Independent Trustees from office;

•                  the appointment of a Sprott-controlled Board of Trustees, made up of certain undisclosed nominees of the Offeror together with the nominees of the Administrator under the Administration Agreement;

•                  the amendment of the Declaration of Trust to enable the Offeror, notwithstanding anything to the contrary contained therein, to take such acts as are determined by the Offeror to be necessary or appropriate to give effect to the Special Resolutions and the Merger Transaction; and

•                  the authorization of the general partner of the Offeror, Sprott Asset Management Gold Bid GP Inc. and any other persons designated by the Offeror in writing, to execute and deliver all

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com documents and do all acts or things, on behalf of GoldTrust or otherwise, as may be necessary or desirable to give effect to the Special Resolutions.

The Merger Transaction

Provided the conditions to the Sprott Offer are met or, where applicable, waived by the Offeror, the Offeror intends to complete the Merger Transaction. Pursuant to the Merger Agreement, GoldTrust would transfer all of its assets and liabilities (other than any liabilities pursuant to the Administration Agreement) to Sprott PHYS in exchange for Sprott PHYS units. Thereafter, and in accordance with the Special Resolutions, GoldTrust would effect a compulsory redemption of all issued and outstanding Units in exchange for Sprott PHYS units on the basis of the NAV to NAV Exchange Ratio.

No fractional Sprott PHYS units would be issued pursuant to the Sprott Offer or the Merger Transaction. Where the exchange would result in a factional Sprott PHYS unit being issuable, the number of Sprott PHYS units to be received by the GoldTrust Unitholder will be rounded down, to the benefit of Sprott, to the nearest whole Sprott PHYS unit.

Subject to applicable law, the Offeror has reserved the right to withdraw or terminate the Sprott Offer and not take up and pay for any GoldTrust Units deposited under the Offer, complete the Merger Transaction and/or to extend the period of time during which the Sprott Offer is open for acceptance in the event that any of the Offeror’s conditions to closing are not satisfied or waived.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

RECOMMENDATION TO UNITHOLDERS

After a thorough review of the Sprott Offer, and following the receipt of advice from its financial, tax and legal advisors, and the UNANIMOUS recommendation of the members of the Special Committee, the Board of Trustees reached the conclusion that the Sprott Offer appears opportunistic, not in the best interests of GoldTrust and its Unitholders, and simply represents a self-serving attempt by SAM to increase assets under management and generate higher management fees, while subjecting Unitholders to the significant tax and other risks associated with the Sprott Offer and the holding of Sprott PHYS units. Accordingly your Trustees are of the view that the Sprott Offer should be REJECTED by Unitholders.

The Special Committee of Independent Trustees of Central GoldTrust has UNANIMOUSLY concluded that the Sprott Offer is NOT in the best interests of GoldTrust Unitholders.

The Board of Trustees has adopted the recommendation of the Special Committee and recommends that Unitholders:

☒ REJECT the Sprott Offer;

☒ TAKE NO ACTION with respect to the Sprott Offer; and

☒ DO NOT TENDER their Units to the Sprott Offer

See “Reasons for Rejecting the Sprott Offer” below.

For up to date information we strongly encourage Unitholders to please visit www.gold-trust.com or www.goldtrust.ca

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

REASONS FOR REJECTING THE SPROTT OFFER

After a thorough review of the Sprott Offer, and following the receipt of advice from its financial, tax and legal advisors, and the UNANIMOUS recommendation of the members of the Special Committee, the Board of Trustees reached the conclusion that the Sprott Offer appears opportunistic, not in the best interests of GoldTrust and its Unitholders and simply represents a self-serving attempt by SAM to increase assets under management, and generate higher management fees, while subjecting Unitholders to the significant tax and other risks associated with the Sprott Offer and the holding of Sprott PHYS units. Accordingly your Trustees are of the view that the Sprott Offer should be REJECTED by Unitholders.

Sprott’s claims of “unlocking value” are disingenuous and Sprott offers no meaningful premium in exchange for increased fees, higher risk and reduced governance rights

GoldTrust’s Unitholders recently overwhelmingly rejected the adoption of a physical bullion redemption feature, available only to Unitholders with large holdings, a material structural difference between GoldTrust and Sprott PHYS

Sprott charges significantly higher fees than GoldTrust, which will erode net asset value over time and materially reduce the purported “unlocked” value of the Sprott Offer

Accepting the Sprott Offer could expose certain non-redeeming U.S. Unitholders to potential future tax liabilities due to Sprott PHYS’ frequently-used physical bullion redemption feature

Sprott PHYS, in stark contrast to GoldTrust, provides investors with virtually no voting or governance rights

Sprott PHYS offers less bullion security and safeguards than GoldTrust

GoldTrust’s existing low-cost, tax efficient structure has provided superior leverage to rising gold prices for long-term investors

Sprott has a very poor track record as a manager of investor capital and solicits investors with conflicting, self-serving messages

The Exchange Offer Election and Merger Transaction may not qualify as a tax-deferred reorganization for United States federal income tax purposes as stated by Sprott and, as a result, may be a fully taxable transaction for all U.S. Unitholders

The Sprott Offer has been structured to circumvent traditional legal statutory securityholder protections

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

In recommending that Unitholders REJECT the Sprott Offer by TAKING NO ACTION and NOT TENDERING GoldTrust Units to the Sprott Offer, the Board of Trustees considered, among other things, the following significant factors:

1.                                      Sprott’s claims of “unlocking value” are disingenuous and Sprott offers no meaningful premium in exchange for increased fees, higher risk and reduced governance rights

Sprott claims that its offer will unlock value of US$3.06 per Unit, or US$59 million in aggregate, for GoldTrust Unitholders. This statement presents an incomplete picture, and Sprott conveniently omits several factors which materially reduce the purported value of the Sprott Offer:

•                  Sprott’s annual expense ratio is over 40% higher than GoldTrust’s — on a present value basis, this increased expense ratio is equivalent to US$28 million1 in lost value for Unitholders, representing approximately 47% of Sprott’s purported “unlocked value”.

•                  In addition, the Sprott Offer provides no certainty of value for GoldTrust Unitholders, as it is based on a future NAV for NAV exchange ratio to be calculated on the Expiry Date. In the past, Sprott PHYS units have traded at discounts of up to 4.2% of NAV. Under the Sprott Offer, Unitholders would receive Sprott PHYS units on the Expiry Date — if these units are trading at a discount to their NAV, any value “unlocked” by the Sprott Offer could be materially reduced or eliminated.

•                  If the Sprott Offer is successful, certain non-redeeming Unitholders resident in the U.S. could be exposed to ongoing increased tax liabilities going forward as a result of Sprott PHYS’ physical bullion redemption feature. This potential tax liability would increase if the gold price were to increase over time.

On balance, your Trustees believe that any benefits claimed by Sprott regarding its offer are unproven and marginal at best, and are significantly outweighed by the increased costs, greater risks and loss of unitholder rights associated with holding Sprott PHYS units.

2.                                      Unitholders recently overwhelmingly rejected the adoption of a physical bullion redemption feature, a key tenet of the Sprott Offer

One of the key structural characteristics that distinguishes Sprott PHYS from GoldTrust is that Sprott PHYS offers a physical bullion redemption feature, one that is substantially the same as the redemption feature proposed by Polar to be adopted by GoldTrust at the GoldTrust Meeting. At the GoldTrust Meeting, the Polar Proposal was overwhelmingly rejected by Unitholders, with over 80% of votes cast by Unitholders (other than Polar) recommending against its adoption.

The Trustees believe that the result of the vote at the GoldTrust Meeting clearly demonstrates the attitude of Unitholders towards a physical bullion redemption feature, yet Sprott has put this feature forward as a

1              US$28 million in lost value calculated based on the difference between Sprott PHYS and GoldTrust’s total expense ratio for the last twelve months as of March 31, 2015, applied to GoldTrust’s average end of month NAV over the same period, into perpetuity, and discounted at a 5% discount rate. Expenses relating to the GoldTrust Meeting haves been excluded from this calculation as they are extraordinary expenses.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com primary reason to accept the Sprott Offer. Instead of accepting the very recent, clear, public result of the vote at the GoldTrust Meeting, Sprott has decided to immediately re-open the physical redemption issue, at tremendous cost to GoldTrust and its Unitholders.

3.                                      Sprott PHYS charges investors significantly higher fees than GoldTrust, which erode asset value over time and materially reduce the claimed value of the Sprott Offer

If the Sprott Offer were successful, GoldTrust Unitholders would be faced with significantly higher ongoing expenses as Sprott PHYS unitholders, which would increase the erosion of the NAV of Sprott PHYS over time and reduce leverage to increasing gold prices. This is in direct contrast to GoldTrust’s existing low-cost structure, which the Trustees believe provides long-term investors with maximum leverage to rising bullion prices.

As illustrated below, GoldTrust’s administration fee is the lowest among alternative products, and is approximately 43% lower than that of Sprott PHYS. GoldTrust’s administration fee also covers investor relations expenses, whereas Sprott PHYS’ investor relations expenses are paid by unitholders in addition to their significantly higher management fee.

In addition, GoldTrust is the only entity among competing products with a sliding scale structure for administration fees, reducing administration fees to 0.15% of NAV for total assets above US$200 million. This administration fee structure passes on the benefits of asset growth to the Unitholders in the form of progressively lower fees. Sprott PHYS, on the other hand, has a fixed management fee of 0.35% of NAV, meaning that the primary beneficiary of growth in their asset base is their manager, SAM. The acquisition of the underlying assets of GoldTrust would increase the annual management fee payable by Sprott PHYS to SAM by approximately US$3 million.2

1. Calculated based on expenses incurred over the last twelve months as of March 31, 2015, and “Average NAV” calculated as the average end-of-month NAVs over the same period.

(Source: Public filings.)

GoldTrust’s total expense ratio for the twelve months ended March 31, 2015 of 0.35%3 of NAV is over 30% lower than Sprott PHYS’ expense ratio of 0.51% of NAV over the same period, even though Sprott PHYS’ asset base is significantly larger than GoldTrust’s and Sprott PHYS does not incur costs

2  US$3 million in annual management fees calculated based on Sprott PHYS’ stated 0.35% management expense ratio applied to GoldTrust’s average of the end of month net asset values over the last twelve months as of March 31, 2015.

3  Excludes costs associated with the GoldTrust Meeting, as they are extraordinary expenses.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com related to an Independent Board of Trustees, Audit Committee, and Corporate Governance and Nominating Committee. If the Sprott Offer were successful, GoldTrust Unitholders would be subject to additional annual fees and expenses of approximately US$1.4 million. On a present value basis, this increase in annual expenses is equivalent to approximately US$28 million4 in lost value, or approximately 3.4% of GoldTrust’s NAV as of June 5, 2015.

1.  Total Expense Ratio calculated based on expenses incurred over the last twelve months as of March 31, 2015, divided by “Average NAV” calculated as the average of the end of months net asset values over the same period.

(Source: Bloomberg Financial Markets and public disclosure.)

In addition to paying a significantly higher ongoing expense ratio, holders of Sprott PHYS units are also exposed to further expense increases as a result of Sprott PHYS’ redemption features. Over the past two years, there have been significant net redemptions of Sprott PHYS units, with over 22% of total outstanding units having been redeemed since the first quarter of 2013. As a result, Sprott PHYS’ annual expense ratio has increased by over 20% over the same period. Sprott has claimed that GoldTrust Unitholders will benefit from their superior marketing activities funded by their higher management fees. Given the significant redemptions of Sprott PHYS units (estimated at approximately US$440 million) observed over the past two years, one must question the effectiveness and utility of Sprott’s marketing activities.

If the current weak commodity price environment were to persist, Sprott PHYS may continue to face significant unit redemptions, which would further increase its total expense ratio, and possibly trigger significant negative tax consequences for non-redeeming U.S. Unitholders.

4  Based on a 5% discount rate, in perpetuity.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

1. Market data as of June 5, 2015.

2. Calculated based on expenses incurred over the last twelve months as of March 31st, and an “Average NAV” calculated as the average end-of-month net asset values over the same period.

(Source: Bloomberg Financial Markets and public disclosure.)

4.                                      Accepting the Sprott Offer could expose certain non-redeeming U.S. Unitholders to future U.S. tax liabilities due to Sprott PHYS’ physical redemption feature

GoldTrust specifically determined not to institute a physical bullion redemption feature when GoldTrust was founded due to the risk of negative tax consequences

When GoldTrust was initially structured, a physical bullion redemption option was deliberately excluded from the structure of GoldTrust because, among other things, it would have resulted in material adverse tax consequences for certain non-redeeming U.S. Unitholders (as defined under the heading “Certain United States Tax Considerations” below). Eric Sprott and John Embry, the former CEO and former Chief Investment Strategist at SAM, respectively, were both members of the Board of Trustees when GoldTrust was founded and approved the GoldTrust structure as the most prudent for long-term gold bullion investors.

The adverse tax consequences inherent to the adoption of a physical redemption feature are the same today as they were in 2003 when GoldTrust was founded.

The Offer Circular does not include a tax opinion on U.S. tax consequences upon which U.S. Unitholders (as defined below) can rely in making their determination as to the risk of tendering their Units from a tax perspective, meaning that all such risk is borne entirely by a tendering U.S. Unitholder.

Redemptions that require a disposition of gold bullion, whether upon physical redemption or upon a sale to generate proceeds to pay a cash redemption, could result in tax liability for certain non-redeeming U.S. Unitholders

Any redemption by a Sprott PHYS unitholder that requires the sale and/or delivery of physical bullion by Sprott PHYS will result in a taxable event for certain non-redeeming U.S. Unitholders due to the deemed

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com disposition (sale) by Sprott PHYS as it exchanges physical bullion for units redeemed and/or when it is required to sell its gold bullion to satisfy a cash redemption. This deemed disposition by Sprott PHYS will give rise to a taxable gain on the physical bullion dependent on the amount of realized proceeds (in Canadian dollars) from the sale and/or delivery of gold bullion and adjusted Canadian dollar tax base that Sprott PHYS has recorded for its gold bullion. To date, the Board understands that since Sprott PHYS has been in a loss position on its bullion holdings, redemptions by Sprott PHYS unitholders have resulted in losses; therefore, Sprott PHYS’ investors have yet to be exposed to any negative tax consequences. However, this will change at higher gold prices, or lower Canadian/U.S. exchange rate levels, as any gains generated by Sprott units being redeemed at gold prices above the Canadian dollar cost base of Sprott’s gold bullion would be subject to taxation and the resultant negative tax consequences would be borne by certain non-redeeming U.S. Unitholders. As a result, if any Unitholder elects to redeem, when gold prices exceed the Canadian dollar cost base of Sprott’s gold bullion, certain non-redeeming U.S. Unitholders would incur a tax liability even though they took no action themselves. Non-redeeming U.S. Unitholders that recognize a gain as a result of a redemption will be able to increase the basis in their Units by the amount of gain taken into income.

Sprott has not disclosed, in the Offer Circular or anywhere in its public disclosure or to its unitholders, the Canadian dollar cost base of Sprott PHYS’ gold bullion holdings. The calculations presented below are estimates made using reasonable assumptions drawn from publicly available information. Failing to disclose the Canadian dollar cost base of its bullion holdings denies ALL Unitholders the opportunity to fully analyze the potential tax consequences of the Sprott Offer.

Based on estimates prepared using publicly available information, if Sprott PHYS were to acquire the gold bullion holdings of GoldTrust, it is estimated that the average cost base of its total bullion holdings (including those of GoldTrust) would be approximately C$1,299 per ounce5, compared to the market price of gold on June 5th, 2015 of C$1,454 per ounce. This would imply an embedded taxable gain of C$155 per ounce on Sprott PHYS’ bullion holdings. Any such taxable gain would increase if the gold price were to increase over time, or if the Canadian / U.S dollar exchange rate weakens further.

As a result, a redemption of 20% of the outstanding units of Sprott PHYS, similar to the level of net redemptions experienced since the fourth quarter of 2013, at a time when the spot gold price was US$1,600 per ounce would, for example, result in a taxable gain to Sprott PHYS of approximately C$200 million, or 7.0% of the resulting merged Sprott PHYS’ pro forma net assets. For U.S. tax purposes, such gain realized by Sprott PHYS would generally flow through, on a pro rata basis, to all U.S. unitholders (including U.S. mutual funds that hold units) who have made a QEF Election (as defined below). Thus, a non-redeeming U.S. unitholder that holds 5,000 units of Sprott PHYS, and who has previously made a QEF Election would generally recognize a taxable gain of approximately US$3,396 (C$4,241) without having done anything.

The table below is provided for informational purposes only to illustrate the potential tax liability owed by a non-redeeming QEF Electing Unitholder (as defined below) who is an individual subject to taxation in New York City as a result of a redemption of 20% of the outstanding units of the resulting merged Sprott PHYS by other redeeming unitholders. Certain facts and assumptions relied on in making these calculations are summarized in the footnote to the following table. This table is not intended to be, and

5     Sprott PHYS CAD cost base estimate calculated based on disclosed net purchases in USD converted at the CAD/USD exchange rate on the closing date of the associated capital raise. Combined cost base for Sprott PHYS and GoldTrust estimated as the average of the per ounce cost base of each trust, weighted by their respective total ounces of gold bullion held.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com should not be interpreted as, a conclusive determination of the U.S. income tax consequences of a redemption to a QEF Electing Unitholder. QEF Electing Unitholders should also consult their own tax advisors regarding the U.S. federal income tax consequences of a redemption of units by other investors.

U.S. Tax Payable by Sprott PHYS non-redeeming unitholder who has made a QEF Election assuming Redemption of 20% of the units of Sprott PHYS (All amounts, unless otherwise provided, are reflected in US$)1

	Gold Price (per ounce)
Units Held	$1,400	$1,600	$1,800	$2,000
5,000	$984	$1,339	$1,616	$1,838
10,000	$1,967	$2,679	$3,232	$3,675
15,000	$2,951	$4,018	$4,848	$5,513
20,000	$3,935	$5,358	$6,465	$7,350

1. The foregoing calculation is based on the following facts and assumptions: (i) the combination of Sprott PHYS and GoldTrust will have an average cost base in the gold bullion it holds equal to US$1,282 per ounce (C$1,299 per ounce) and that all gold bullion sold to fund redemptions will have a cost base equal to US$1,282 per ounce (C$1,299 per ounce); (ii) the combination of Sprott PHYS and GoldTrust will have 235,359,630 units outstanding; (iii) a total NAV of $2.3 billion (C$2.9 billion); (iv) a currency exchange rate of US$1/C$1.2489; and (v) an assumed effective tax rate of 39.4% (the blended rate equivalent to the sum of the 28% collectibles rate, the 3.8% Medicare surcharge rate, the 8.82% New York State rate and the 3.876% New York City rate, all as applicable to individuals, assuming that such New York taxes are deductible for U.S. federal income tax purposes at a rate of 39.6%). State and local taxes payable by QEF Electing Unitholders who are individuals subject to taxation in jurisdictions other than New York City, or QEF Electing Unitholders who are trusts or estates, will vary from these amounts.

A physical bullion redemption option increases the risk that capital gains tax treatment for Unitholders could be called into question by U.S. tax authorities

Should all GoldTrust Units be exchanged for Sprott PHYS units, there is a risk that the Internal Revenue Service could take the position for U.S. federal income tax purposes that gains recognized on future dispositions of units by QEF Electing Unitholders who are individuals, estates and trusts are subject to the 28% “collectibles” rate, rather than the 20% long-term capital gains rate, based on certain substance over form or other theories that might support recharacterization of the units of Sprott PHYS. There is no clear authority on this issue and U.S. Unitholders should consult their own tax advisors regarding this risk.

Further Information on Tax Considerations

For further details, see “Certain United States Tax Considerations”. See also under the heading “Canadian Federal Income Tax Considerations” and “United States Federal Income Tax Considerations” in GoldTrust’s Management Information Circular dated April 6, 2015 in respect of the Annual and Special Meeting of Unitholders dated May 1, 2015, as well as the Annual Information Form for the year ended December 31, 2014, dated February 11, 2015.

5.                                      Unitholders would lose significant voting and governance rights under Sprott PHYS

In stark contrast to GoldTrust’s Unitholder-friendly governance structure, Sprott PHYS offers its investors virtually no voting or other governance rights. Under the Sprott Trust Agreement, Sprott PHYS is not required to (and does not) hold annual meetings of unitholders, nor does it have independent trustees

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com elected by unitholders. In order to requisition a meeting of Sprott PHYS unitholders, a minimum unit position of 50% of the NAV of Sprott PHYS is required. If the Sprott Offer is successful, GoldTrust Unitholders are expected to hold approximately 36% of Sprott PHYS’ pro forma units outstanding. Finally, Sprott PHYS unitholders do not have the right to elect the trust’s manager, and have the right to remove the current manager (SAM) only in exceptionally limited circumstances.

The disadvantage of the substantially reduced governance rights offered by Sprott PHYS is evidenced very clearly by the Sprott Offer itself. Notwithstanding the fact that the NAV to NAV Exchange Ratio would require, if the Sprott Offer were successful and the Merger Transaction completed, Sprott PHYS to issue Sprott PHYS units in an amount equal to over 50% of the current issued and outstanding Sprott PHYS units and approximately 36% of the pro forma issued and outstanding Sprott PHYS units, Sprott PHYS unitholders are not permitted to vote on the Sprott Offer or Merger Transaction. Such a substantial issuance of securities would, if Sprott PHYS unitholders held voting rights in the ordinary course, require unitholder approval under TSX rules.

THE SPROTT GOLD DISADVANTAGE

	CENTRAL GOLDTRUST	SPROTT PHYSICAL GOLD TRUST
Annual Meetings of Unitholders	☑	☒
Meeting Requisition Threshold	10%	50%
Unitholder Election of Trustees	☑	☒
Audit Committee	☑	☒
Corporate Governance Committee	☑	☒
Unitholder Ability to Obtain Securityholder List	☑	☒
Unitholder Vote to Terminate Trust	☑	☒
Trustee Performance Inspector Requisition Threshold	25%	☒

6.                                      GoldTrust’s industry-leading bullion safeguards are superior to those offered by Sprott PHYS

GoldTrust’s gold bullion is currently held on an unencumbered, fully allocated and physically segregated basis in an underground Level 3 (the highest security rating possible) Canadian chartered bank vault. The segregated area within this vault is closed and the caging within it houses GoldTrust’s bullion, which is sealed with the exception of when bullion inspections take place in the presence of GoldTrust’s independent external auditor. Many Unitholders consider the high level of security, safeguards and internal controls maintained by GoldTrust to be paramount.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

By comparison, Sprott PHYS outsources custodial and bullion storage services to the Royal Canadian Mint (the “Mint”) and it is unclear whether this arrangement involves the same level of physical security as GoldTrust offers. The Mint also has discretion to appoint a sub-custodian to hold Sprott PHYS’ physical bullion and fulfill its other obligations under the Sprott Trust Agreement, without Sprott PHYS unitholder approval, which could have further implications for the security of the physical bullion.

7.                                      GoldTrust’s existing low-cost, tax efficient structure has provided superior leverage to rising gold prices for long-term investors

GoldTrust believes that its Unitholders are primarily investors who seek exposure to the passive, long-term appreciation of the gold price, and choose GoldTrust for its proven experience, industry-leading bullion security, and low cost structure, which provides maximum leverage to rising bullion prices. GoldTrust generally has traded at a meaningful premium to NAV in a rising gold price environment. During the last bull market for gold, the return provided by GoldTrust Units outperformed alternative gold bullion investment products, including Sprott PHYS. This is clearly demonstrated in the following chart which compares GoldTrust’s relative performance to PHYS, iShares Gold Bullion ETF (TSX-listed) and SPDR Gold Shares ETF (“GLD ETF”), during the period from May 2010 to October 2011.

1.Values shown for the period between May 3, 2010 and October 27, 2011.

2. Listed on the TSX, and separate from the U.S. listed iShares Gold Trust.

(Source: Bloomberg Financial Markets.)

8.                                     GoldTrust Units have traded at a premium to NAV during rising gold markets and only recently traded at a discount during a prolonged bear market in gold

GoldTrust historically has traded at substantial premiums to NAV in strong gold markets and at discounts to NAV in weak gold markets as illustrated below. Historically, weak gold markets were short-lived and Units rarely traded at discounts for extended periods. However, the current gold bear market has lasted longer than any other in the past decade, as evidenced by the 55% decline, as of June 5, 2015, experienced by the S&P/TSX Global Gold Index since October 1, 2012. As a result, GoldTrust Units

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com have traded at a greater discount to NAV than previously experienced. However, the Trustees remain confident that GoldTrust remains best positioned to benefit from any future recovery in gold prices given its tax-efficient, low cost, and secure structure. Even in light of the recent depressed market for gold and gold investments, Unitholders have experienced material NAV per Unit growth of 91% since GoldTrust’s U.S. listing in September 2006.

1. Period shown from September 22, 2006, when GoldTrust was listed in the U.S., to June 5, 2015.

(Source: Bloomberg Financial Markets.)

The Board of Trustees continues to believe that current economic conditions, which include ultra-low interest rates, unprecedented money-printing and debt creation by the major industrial economies and accelerating devaluation turbulence among global currencies are supportive factors for higher gold prices over time. Given our positive outlook for the gold price and its positive effect on the trading price of GoldTrust Units, we believe that the Sprott Offer, which would result in, among other things, less bullion security and safeguards, higher ongoing expenses and exposure to potential future tax liabilities, is not in the best interests of Unitholders.

9.                                      Sprott has a poor track record as a manager of investor capital

Sprott Inc., the parent company of SAM, has a poor track record as a fund manager, having lost billions of dollars in investor capital while at the same time pocketing hundreds of millions of dollars in management fees. Given Sprott’s poor record of performance, Sprott’s assertion that SAM has a proven track record of value creation and a “best in class platform” is highly dubious. When combined with the governance structure of Sprott PHYS, which severely limits voting and other governance rights, the Trustees believe that Sprott is not well suited to serve as stewards of GoldTrust Unitholders’ capital.

The following table illustrates this pattern and summarizes some examples which include Sprott Inc., the publicly-traded parent entity, actively managed Sprott funds still in existence, as well as other Sprott funds that have been terminated or merged due to their poor performance.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

	Total Value Lost by Investors	Fees/Proceeds to Sprott[1]
Sprott Inc. (Since Initial Public Offering)[2]	($1,068 million)	$200 million
Select Group of Poorly Performing Sprott Funds	($467 million)[3,4]	$112 million[5,6]
Select Group of Defunct Sprott Funds[7]	($209 million)[8]	$50 million[9]
Total	($1,744 million)	$362 million

1.       Fees / Proceeds to Sprott based on public disclosure.

2.       Figures shown only reflect the initial public offering in May 15, 2008, and exclude subsequent private placements.

3.       Includes the following Sprott funds: Resource Class, Canadian Equity Fund, Strategic Fixed Income Fund, Silver Equities Fund, and Gold & Precious Minerals Fund.

4.       “Value Lost” is shown for the last three years (as of June 5, 2015) and is calculated as the product of i) the percent change in the fund’s NAV per share (or share price if publicly traded) on its Series A shares and ii) the fund’s average shares outstanding. Average shares outstanding based on semi-annual filings available for the same period.

5.       Includes the following Sprott funds: Resource Class, Canadian Equity Fund, Strategic Fixed Income Fund, Silver Equities Fund, Gold & Precious Minerals Fund, Hedge Fund LP, and Hedge Fund LP II.

6.       Fees are shown on an aggregate basis for the last three fiscal years as disclosed in financial statements.

7.       Includes Sprott Molybdenum Participation Corp., Sprott Growth Fund, and Sprott Global Equity Fund.

8.       “Value Lost” is shown from inception to termination and is calculated as the product of: (i) the percent change in the fund’s NAV per share (or share price if publicly traded) on its Series A shares and (ii) it’s average shares outstanding.

9.       Fees are shown on an aggregate basis from inception to termination as disclosed in financial statements.

(Source: Bloomberg Financial Markets and public disclosure)

Sprott Inc. completed its initial public offering on May 15, 2008, in which Eric Sprott and other employees of SAM sold their own shares to the public, raising $200 million in proceeds, none of which was reinvested in Sprott Inc. at that time. Those same shares sold to the public are worth only approximately $58 million today. Overall, Sprott Inc. has lost approximately $1.1 billion or 71% of its total market capitalisation since its IPO in 2008.

Shares of Sprott Inc. have also persistently underperformed the S&P/TSX Composite Index (Total Return Index) since its IPO in 2008, with a cumulative underperformance of nearly 100% to date. A $100 investment in Sprott Inc. at its inception would now be worth approximately $29, while a $100 investment in the S&P/TSX Composite Index would now be worth approximately $125.

1. Period shown from May 15, 2008 to current, as of June 5, 2015.

(Source: Bloomberg Financial Markets and public disclosure)

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

A large number of Sprott Inc. actively managed funds also suffer from chronic underperformance, while Sprott Inc. continues to generate very significant management fees from these funds. The table below shows that over the past three years the selected group of poorly performing Sprott funds underperformed by approximately 13% on average against their respective Sprott-selected benchmark indices, while Sprott Inc. and SAM have collected over approximately $110 million in management fees from these funds over the same three year period.

	Performance		Perf. Relative
Fund	Fund	Benchmark[2]	to Benchmark	Fees Earned[3,4]	Value Lost[5]	Fund Size ($ mm)[6]
	(%)	(%)	(%)	(C$ mm)	(C$ mm)	(C$ mm)
Resource Class	(25%)	(19%)	(6%)	$2	($4)	$15
Canadian Equity Fund	(27%)	43%	(69%)	$59	($202)	$321
Strategic Fixed Income Fund	(35%)	(24%)	(11%)	$1	($40)	$29
Silver Equities Class	(35%)	(54%)	19%	$1	($9)	$33
Gold and Precious Minerals Fund	(44%)	(49%)	5%	$23	($211)	$177
Hedge Fund LP	(67%)	—	—	$14	not avail.	$84
Hedge Fund LP II	(69%)	—	—	$13	not avail.	$43
Bull/Bear RSP Fund	(70%)	—	—	—	not avail.	$10
	Avg. Perf. (46%)		Avg. Rel. Perf. (13%)	Total Fees $112	Total Growth / (Loss) ($467)

1.  Market data as of June 5, 2015. Hedge Funds and Bull/Bear RSP Fund as at May 29, 2015.

2.  Resource Class comparative benchmark relative performance based on 50/50 weighting of S&P/TSX Materials TRI and S&P/TSX Capped Energy TRI. Canadian Equity Fund comparative benchmark relative performance based on S&P/TSX Composite TRI. Strategic Fixed Income Fund comparative benchmark relative performance based on the 3-Month Canadian Bankers’ Acceptance Rate. Silver Equities Class comparative benchmark relative performance based on MSCI ACWI Select Silver Miners Investable Market Index. Gold and Precious Minerals Fund comparative benchmark relative performance based on S&P/TSX Global Gold TRI.

3.  Fees Earned are based on the last three fiscal years reported and include both management fees and incentive/performance fees. Based on company disclosure.

4. Fees Earned by Hedge Fund LP and Hedge Fund LP II have been estimated based on the 2% management fee applicable to the funds’ average assets under management, estimated for each of the last three fiscal years using data from Bloomberg.

5. “Value Lost” is shown for the last three years (as of June 5, 2015) and is calculated as the product of (i) the percent change in the fund’s NAV per share (or share price if publicly traded) on its Series A shares and (ii) the fund’s average shares outstanding. Average shares outstanding based on semi-annual filings available for the same period.

6. Fund size based on AUM as of April 30, 2015 and from fund filings.

(Source: Bloomberg Financial Markets, Thomson One Analytics and public disclosure.)

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

In fact, as illustrated in the table below, several Sprott funds were wound up or merged into other Sprott funds following persistent poor performance. Despite the significant underperformance and loss of value experienced by investors in these instances, Sprott still managed to extract approximately $50 million in fees from these defunct funds. Based on Sprott PHYS’ fixed management fee of 0.35% of NAV, SAM stands to gain an additional approximately US$3.1 million in additional annual management fees if it is successful in taking over the underlying assets of GoldTrust to the detriment of GoldTrust’s Unitholders.

Fund	Description	Inception Date	Wind-up / Merger Date	Fund Size[1] ($ mm)	Value Lost ($ mm)[2]	Fees Earned ($ mm)	Performance Chart[3]
Sprott Molybdenum Participation Corp.	• Designed to invest in Molybdenum assets • Impacted by crash in Molybdenum prices during late 2008	Apr 2007	Jul 2009	$262.9 ($68.1)	($168)	$23.3

Sprott Absolute Return Fund

•      Multi-strategy long/short fixed income and currency fund designed to maximize absolute returns with low volatility

•      Suffered a loss of 18% as a result of the Swiss National Bank’s unpegging of the Swiss Franc to the Euro

		Aug 2010	Jan 2015	n.a. (n.a.)[4]	n.a.	n/a

Sprott Growth Fund	• Objective was to achieve long term capital growth by investing in growth oriented equities • Impacted by global financial crisis in 2008/2009 • In 2011, the Sprott Growth Fund was merged into the Sprott Small Cap Equity Fund	Jan 2006	Aug 2011	$81.8 ($50.9)	($24)	$23.6

Sprott Global Equity Fund	• Objective was to achieve long term capital growth by investing primarily in equities and equity-related securities of companies around the world • Impacted by volatility in global markets and re-positioned in 2009 to be more defensive by overweighting materials and investing in gold bullion • In 2010, the Sprott Global Equity Fund was merged into the Sprott All Cap Fund, which was subsequently rolled into the Sprott Canadian Equity Fund in 2012	Apr 2007	Nov 2010	$67.9 ($10.4)	($17)	$3.1

1. Fund size at inception based on the first year-end report. Figure in brackets represents fund size near merger/liquidation, based on the last quarterly filing.

2. “Value Lost” is shown from inception to liquidation/amalgamation and is calculated as the product of (i) the percent change in the fund’s NAV per share (or share price if publicly traded) on its Series A shares and (ii) it’s average shares outstanding.

3. Performance chart for Sprott Growth Fund and Global Equity Fund show performance of surviving funds after merger.

4. No filings available at inception or termination date.

(Source: Bloomberg Financial Markets and public disclosure)

When looking at the broader group of Sprott funds where information is publicly available, similarly poor returns were observed relative to their respective benchmarks. As shown below, these funds over the past three years have underperformed, on average, 11% below their respective benchmarks.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

Relative Performance of All Sprott Funds (Where Disclosure is Available)

	Sprott Performance[1] (%)	Benchmark Performance[1,2] (%)	Relative Underperformance (%)
All Sprott Funds[3] (Where Disclosure is Available)	(9.3)%	1.2%	(10.5)%
Excluding Bond Funds[4]	(12.4)%	(0.2)%	(12.1)%

1.     Based on last three years of performance as at December 31, 2014. Sprott Fund performance calculated based on fund filings and benchmark performance calculated based on Bloomberg data. Fund performance calculated based on NAV per share of the Class A Shares, where multiple series of shares exist.

2.     Benchmarks are based on those used by Sprott in determining the performance fees for its funds. For those without a stated benchmark, comparable benchmarks were selected.

3.     “All Sprott Funds” include: Canadian Equity Fund, Canadian Equity Class, Enhanced Equity Class, Small Cap Equity Fund, Energy Fund, Global Infrastructure Fund, Gold & Precious Minerals Fund, Gold & Precious Minerals Class, Real Asset Class, Resource Class, Silver Equities Class, Timber Fund, Enhanced Balanced Fund, Enhanced Balanced Class, Tactical Balanced Fund, Tactical Balanced Class, Diversified Bond Fund, Diversified Bond Class, Short-term Bond Fund, Short-term Bond Class and Strategic Fixed Income Fund.

4.     Includes funds within “All Sprott Funds,” with the exception of the following: Diversified Bond Fund, Diversified Bond Class, Short-term Bond Fund, Short-term Bond Class and Strategic Fixed Income Fund.

(Source: Bloomberg Financial Markets and public disclosure)

10.                               Sprott pitches investors conflicting and self-serving messages

There have been numerous occasions where Sprott has provided conflicting and contradictory messages to investors, which brings into question whether Sprott is indeed truly aligned with investors.

Conflicting Gold Price Predictions

In October 2014, John Embry, Chief Portfolio Strategist at SAM, stated with regards to gold: “In my opinion, what it has set up is probably the finest buying opportunity [for gold] I have seen in my 51 years in the business”6.

Despite this recent statement, and with the current price of gold being largely unchanged from October 2014, the Offer Circular asserts that a bull market similar to the most recent one experienced was extreme, and that there is no “reasonable reason to believe that a [similar] bull market” for gold would exist in the “near or long-term future”. The Trustees find it difficult to reconcile statements made by Sprott representatives when promoting their own investment vehicles with those made in an effort to discredit the future prospects of GoldTrust and by inference the prospects of Sprott’s own bullion funds.

Incorrect Statements on Redemptions

In May 2015, Rick Rule, CEO of Sprott US Holdings, stated with regards to Sprott fund redemptions, “if my memory serves me correctly, we probably have had $50 million worth of redemptions in five

6  Sprott Precious Metals Roundtable, October 2014.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com years — unpleasant, but certainly manageable.”7 Mr. Rule’s assertion is inaccurate as the quantum of Sprott PHYS redemptions in the last two years alone is approximately US$440 million, or 20% of the issued and outstanding Sprott PHYS units, over eight times higher than Mr. Rule’s assertion.

Contradictory Actions

Over the period from 2010 to 2012, various Sprott entities were selling their unit positions in Sprott PHYS while at the same time Sprott was actively marketing Sprott PHYS to public investors in order to raise new capital. This is yet another example of Sprott’s misalignment with the interests of its investors. The chart below shows the declining positions in Sprott PHYS units of certain Sprott entities and affiliated persons, including Mr. Sprott himself, alongside issuance of Sprott PHYS units from 2010 through to 2012. Mr. Sprott himself, along with affiliated entities, decreased their ownership in Sprott PHYS units by 87% while marketing and encouraging other investors to purchase no fewer than seven public new issues of Sprott PHYS units over the same time frame.

1. Financings shown based on completed amount (including the exercise of over-allotment options).

(Source: Bloomberg Financial Markets and company filings.)

11.                               GoldTrust’s Trustees and Senior Officers have a long, successful track record of stewarding gold bullion investment vehicles

GoldTrust’s administrative team and certain of GoldTrust’s Trustees have been stewarding and administering gold bullion investments for over 32 years.

The Administrator’s staff and its consultants have almost 200 years of collective proven experience in soundly administering publicly traded precious metals entities. The Board of Trustees has in excess of

7  Palisade Radio Interview, May 6, 2015.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

50 years’ collective experience in proven stewardship of GoldTrust. Since inception, GoldTrust has consistently had a strong, majority independent Board of Trustees which has adopted sound governance practices. The Trust has always served all of its Unitholders and it will continue to secure the hard earned capital entrusted to it by its owners at all times.

The Trustees understand that the unusually elevated discounts to NAV at which GoldTrust Units have recently traded are of concern to investors; however, Sprott’s opportunistic offer is not the solution. Your Trustees are actively considering a number of potential measures, including possible amendments to the existing cash redemption feature of GoldTrust, which could potentially reduce future trading price discounts to NAV. Among the factors guiding the Trustees’ analysis of such measures are the accessibility of any amended features to all Unitholders, the necessity that any such measures be accretive to non-redeeming Unitholders and the potential tax liabilities to Unitholders in connection therewith. Upon completion of a favourable analysis by financial, legal and tax advisors, the Trustees will consider whether to adopt such measures if appropriate.

12.                               The Exchange Offer Election and Merger Transaction may not qualify as a tax-deferred reorganization for United States federal income tax purposes and, as a result, may be a fully taxable transaction for all U.S. Unitholders

Sprott states in its Offer Circular that “[b]ecause the determination of whether the exchange pursuant to the Exchange Offer Election and the Merger Transaction qualifies as a Reorganization [under Section 368(a) of the Code] depends on the resolution of complex issues and facts, some of which will not be known until the completion of the Offer and the Merger Transaction, there can be no assurance that the exchange pursuant to the Exchange Offer Election and the Merger Transaction will qualify as a Reorganization” (emphasis added).

If a gain is required to be recognized by a U.S. Unitholder because the Exchange Offer Election and the Merger Transaction fail to qualify as a tax-free reorganization, U.S. Unitholders that exchange their GoldTrust Units for Sprott PHYS units would generally recognize any gain on such exchange equal to the difference, if any, between:

(i)                                     the fair market value of the Sprott PHYS units (determined as of the Expiry Date) received in exchange for GoldTrust Units; and

(ii)                                  the U.S. Unitholder’s adjusted tax basis in the GoldTrust Units exchanged therefor. Any gain realized on the exchange would be subject to the PFIC (as defined under the heading “Certain United States Income Tax Considerations” below) excess distribution rules discussed in the next paragraph.

Generally, under the excess distribution rules, if GoldTrust were treated as a PFIC for any taxable year during which a U.S. Unitholder held or holds GoldTrust Units, unless the U.S. Unitholder has made a timely and effective Mark-to-Market Election (as defined below) or a QEF Election:

(i)                                     any gain recognized by a U.S. Unitholder on the exchange of GoldTrust Units pursuant to the Exchange Offer Election or the Merger Transaction would be allocated ratably over the U.S. Unitholder’s holding period for its GoldTrust Units;

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

(ii)                                  the amounts allocated to the taxable year of the gain would be taxed as ordinary income in the current year; and

(iii)                               the amount allocated to each other taxable year would be subject to tax at the highest ordinary income rate in effect for individuals or corporations in such taxable year, as appropriate, and an interest charge would be imposed on the amount allocated to that taxable year. Such interest charge is not deductible by non-corporate U.S. Unitholders.

The highest combined U.S. federal, state, local and Medicare surcharge tax rate applicable to ordinary income for 2015 is approximately 51.1% for individuals who reside in New York City. For QEF Electing Unitholders the highest combined U.S. federal, state, local and Medicare surcharge tax rate is approximately 31.5% for individuals who reside in New York City with respect to long-term capital gains.

For further details, see “Certain United States Tax Considerations” below.

13.                               Even if the Exchange Offer Election and Merger Transaction qualify as a reorganization for United States federal income tax purposes the PFIC rules may cause such transactions to be fully taxable, thereby causing certain U.S. Unitholders to incur tax at the highest federal and state ordinary income tax rates

Sprott states in its Offer Circular that “U.S. [Unit]holders may be required to recognize gain, if any, on the exchange [under the PFIC rules], even if the exchange pursuant to the Exchange Offer Election and the Merger Transaction otherwise qualifies as a Reorganization” (emphasis added). If a gain is required to be recognized as a result of the PFIC rules, U.S. Unitholders (other than QEF Electing Unitholders) that exchange their GoldTrust Units for Sprott PHYS units would generally recognize any gain on such exchange equal to the difference, if any, between:

(i)                                     the fair market value of the Sprott PHYS units (determined as of the Expiry Date) received in exchange for GoldTrust Units; and

(ii)                                  the U.S. Unitholder’s adjusted tax basis in the GoldTrust Units exchanged therefor. Any gain realized on the exchange would be subject to the PFIC excess distribution rules discussed in the next paragraph.

Generally, under the excess distribution rules, if GoldTrust were treated as a PFIC for any taxable year during which a U.S. Unitholder held or holds GoldTrust Units, unless the U.S. Unitholder, as referred to above, has made a timely and effective Mark-to-Market Election or a QEF Election:

(i)                                     any gain recognized by a U.S. Unitholder on the exchange of GoldTrust Units pursuant to the Exchange Offer Election or the Merger Transaction would be allocated ratably over the U.S. Unitholder’s holding period for its GoldTrust Units;

(ii)                                  the amounts allocated to the taxable year of the gain would be taxed as ordinary income in the current year; and

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

(iii)                               the amount allocated to each other taxable year would be subject to tax at the highest ordinary income rate in effect for individuals or corporations in such taxable year, as appropriate, and an interest charge would be imposed on the amount allocated to that taxable year. Such interest charge is not deductible by non-corporate U.S. Unitholders.

The highest combined U.S. federal, state, local and Medicare surcharge tax rate applicable to ordinary income for 2015 is approximately 51.1% for individuals who reside in New York City.

For further details, see “Certain United States Tax Considerations” below.

14.                               The Sprott Offer has been structured to bypass traditional statutory protections typically available to securityholders

Circumvention of Squeeze-Out Threshold

Notwithstanding that GoldTrust is a mutual fund trust, and therefore not subject to the provisions of corporate statutes that govern corporations and the rights afforded to shareholders thereof, the Declaration of Trust was drafted, when GoldTrust was founded, based on the same governance principles that underlie such statutes, most notably the Canada Business Corporations Act. (“CBCA”). The Trustees believe these provisions are based upon corporate governance best practices and that certain aspects of the Sprott Offer are clearly designed to circumvent such best practices, which is not in the best interests of Unitholders.

In particular, the compelled and compulsory acquisition provisions set out in Section 13.6 of the Declaration of Trust, entitling an offeror who has made an offer that is accepted by at least 90% of the Units of GoldTrust to acquire or redeem the remaining 10% of Units, is explicitly based upon and tracks the parallel provisions of Section 206 of the CBCA. However, the structure of the Merger Transaction proposed by Sprott would allow the Offeror, using the irrevocable power of attorney granted by a tendering Unitholder that has made the Merger Election, to amend the Declaration of Trust to lower this threshold to 66 2/3%, thereby allowing Sprott PHYS to effect a compulsory acquisition or redemption at a threshold far lower than what is permitted under the parallel corporate laws.

Circumvention of Unitholder Approval

Pursuant to the rules of the TSX, an entity proposing to issue more than 25% of its current issued and outstanding securities in consideration for an acquisition — as Sprott PHYS would be required to do to effect the completion of the Merger Transaction — is typically required to submit the transaction for approval of its unitholders. However, since Sprott PHYS unitholders do not have the right to vote on anything in the normal course, as highlighted above, Sprott PHYS is not obtaining unitholder approval for the Sprott Offer and Merger Transaction.

Circumvention of Withdrawal Rights

The Trustees believe that making the Merger Election, which Sprott states has been made available to tendering Unitholders in order to effect a tax-deferred rollover of their GoldTrust Units to Sprott PHYS units attempts to convince Unitholders into giving up certain fundamental rights to withdraw their

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com tendered Units enshrined in securities law under the Securities Act (Ontario) and the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Under normal circumstances — and indeed in the case of a tendering Unitholder making the Exchange Offer Election — a tendering Unitholder has the right to withdraw tendered Units: (i) at any time before they are taken up by an offeror; (ii) at any time before the expiration of 10 days from the date of a notice of change to a take-over bid circular, such as the Offer Circular; (iii) if, after they are taken up, they are not paid for within three business days; or (iv) at any time after 60 days from the date of commencement.

Tendering GoldTrust Unitholders who make the Exchange Offer Election do retain such withdrawal rights. However Sprott has characterized the Merger Election as, in effect, a tender to the Offer, when in fact tendering Unitholders making the Merger Election are granting the Offeror a proxy over their tendered Units to effect fundamental structural changes to GoldTrust and its Declaration of Trust that the Offeror deems necessary to complete the Merger Transaction. Units ‘tendered’ by Unitholders making the Merger Transaction are never intended to be taken up by the Offeror, because it is necessary that they be withdrawn to complete the tax-deferred rollover exchange for Sprott PHYS units.

In a typical take-over bid subject to the Securities Act (Ontario) and the U.S. Exchange Act, the operative action for a target securityholder is the act of tendering voting securities to an offer. The withdrawal rights set out in the Securities Act (Ontario) and U.S. Exchange Act are intended to protect securityholders who have taken such action but wish to subsequently withdraw. However under the Sprott Offer, the operative act for Unitholders making the Merger Election is not, in fact, a ‘tender’, but rather the granting of a power of attorney, which becomes irrevocable at 4:58 p.m. (Toronto time) on the Expiry Date. Thereafter, a Unitholder who has made the Merger Election will be unable to withdraw his or her consent to the passing of the Special Resolutions or completion of the Merger Transaction.

As a result, a Unitholder that wishes to withdraw tendered Units for which the Merger Election has been made, and prevent such Units from being counted towards the Threshold Condition, must do so before 4:58 p.m. (Toronto time) on the Expiry Date. If the Merger Transaction fails to be completed within three business days of the Expiry Date, for example, tendering Unitholders who made the Merger Election would not, technically, have been paid for their Units, but would not have the traditional securities law rights of withdrawal, because such Units were never actually taken up.

The Trustees believe that the disclosure with respect to the foregoing in the Offer Circular does not present a clear picture of the mechanics to Unitholders. With respect to the Merger Election, Sprott has disguised a power of attorney proxy solicitation, which would otherwise require a meeting of Unitholders, as a take-over bid exchange offer, in an attempt to convince Unitholders to give up their withdrawal rights in respect of the period following 4:58 p.m. (Toronto time) on the Expiry Date.

15.                               The Offer Circular contains inadequate disclosure regarding certain conditions and contingencies of the Sprott Offer

Waiver and Take-Up

The Offer Circular contemplates a scenario in which the Offeror waives the Threshold Condition and takes up tendered GoldTrust Units in an amount less than the required 66 2/3%. However, there are

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com numerous potential legal impediments to doing so and Sprott has not disclosed the structure or manner in which it would do so.

If the Offeror waived the Threshold Condition, it would also be required to waive the condition that the Special Resolutions be passed. This arises because, pursuant to the Declaration of Trust, the Offeror would not have power of attorney over sufficient voting rights to pass any resolutions effecting amendments to the Declaration of Trust (which require approval by Unitholders representing more than 66 2/3% of the outstanding Units represented in person or by a proxy at a meeting of Unitholders duly called for the purposes of considering such resolutions or approved in writing by Unitholders holding more than 66 2/3% of the outstanding Units). As a result, the Merger Transaction could not be completed.

First, it is unclear and Sprott has failed to disclose whether it is possible under the structure of SAM and Sprott PHYS for the Offeror to take up and pay for any Units if the conditions are not met. Pursuant to the Sprott Trust Agreement, Sprott PHYS must hold not less than 90% of its total net assets in physical gold bullion in London Good Delivery Bar form. Were Sprott able to complete the Merger Transaction, this consideration would be satisfied by the transfer of GoldTrust’s bullion at the NAV to NAV Exchange Ratio. However if the Threshold Condition is not met, the Offeror may still take up GoldTrust Units, which Sprott PHYS is not permitted to hold under the Sprott Trust Agreement.

Second, if it were possible for the Offeror to hold the taken up GoldTrust Units on behalf of Sprott PHYS, it is still unclear whether it is possible for the Offeror to take up and pay for any Units, since Sprott PHYS would not have received the required consideration under the Sprott Trust Agreement to issue the Sprott PHYS units required to effect the exchange.

The Trustees believe the waiver by the Offeror of certain of its bid conditions could create a resulting transaction drastically different from the one described in the Offer Circular, and that such resulting transaction has not been adequately described to Unitholders.

Anti-Trust Approval

Based on advice received from counsel, the Trustees are of the view that the Sprott Offer and Merger Transaction are likely pre-merger notifiable under the Competition Act (Canada). In such case, a pre-merger notification filing which triggers a waiting period is required or Competition Bureau approval must be obtained. If the Sprott Offer and Merger Transaction are notifiable or reportable under the Competition Act (Canada) and the completion of the Sprott Offer and Merger Transaction are conditional upon clearance by the Competition Bureau, there is a risk that obtaining such clearance could delay the completion of the Merger Transaction. It is also possible that the Competition Bureau could challenge the transactions as anti-competitive and prevent their completion.

In accordance with Item 9 of Ontario Securities Commission Rule 62-504F1 — ‘Take-Over Bid Circular’, the Offeror is required to disclose to Unitholders the particulars of each condition. That the Offer Circular describes only general ‘governmental or regulatory approvals’ required does not adequately describe to Unitholders this important condition.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

Replacement of Trustees

One of the Special Resolutions proposed to be passed by the Offeror using the power of attorney granted by tendering Unitholders making the Merger Election is the removal of the incumbent Independent Trustees from office and their replacement with appointees of Sprott, with a mandate to complete the Sprott Offer and the Merger Transaction. However on March 31, 2015 the Trustees adopted an advance notice rule (the “Advance Notice Rule”), which Advance Notice Rule was subsequently ratified and confirmed by Unitholders at the GoldTrust Meeting.

The purpose of the Advance Notice Rule is to require any Unitholder that is not proceeding by way of Unitholder requisition (under Section 11.2 of the Declaration of Trust) to give to GoldTrust advance notice of any Trustee or Trustees that such Unitholder proposes to nominate at any meeting of Unitholder at which Trustees are to be elected (including certain prescribed information about such nominees). The intention is to ensure that all Unitholders (including those participating by proxy) receive adequate information about nominated Trustees so that they can make informed voting decisions, at a Unitholder meeting at which Trustees are to be elected. The Advance Notice Rule also helps to ensure orderly Unitholder meetings by providing a structured and transparent framework for the nomination of Trustees by Unitholders.

The Advance Notice Rule does not permit Trustees to be nominated or elected in any manner other than pursuant to the provisions of the Advance Notice Rule itself, which requires Trustees to be nominated for election at a meeting of Unitholders called for that purpose. The Advance Notice Rule does not contemplate or permit the appointment of Trustees by written resolution, as one of the Special Resolutions proposed by Sprott purports to do.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

The Special Committee of Independent Trustees of Central GoldTrust has UNANIMOUSLY concluded that the Sprott Offer is NOT in the best interests of GoldTrust Unitholders.

The Board of Trustees has adopted the recommendation of the Special Committee and recommends that Unitholders:

☒ REJECT the Sprott Offer;

☒ TAKE NO ACTION with respect to the Sprott Offer; and

☒ DO NOT TENDER their Units to the Sprott Offer

The summary of the information and factors considered by the Board of Trustees includes the material information, factors and analysis considered by the Board of Trustees in reaching its conclusion and recommendations. The members of the Board of Trustees evaluated various factors which are summarized in this Trustees’ Circular in light of their own knowledge of the affairs and outlook of GoldTrust and based upon the advice of its financial and legal advisors. The conclusion and unanimous recommendation of the Special Committee of Independent Trustees, and the adoption of the Special Committee’s recommendation by the Board of Trustees, was made after considering all of the available information and factors believed by the Board of Trustees to be relevant in their consideration of the Sprott Offer.  Notwithstanding the foregoing, Unitholders should consider the terms of the Sprott Offer carefully together with their own advisors and come to their own decision as to whether to tender their Units in response to the Sprott Offer.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

RIGHTS OF WITHDRAWAL

IF YOU ARE A UNITHOLDER THAT HAS ALREADY TENDERED TO THE SPROTT OFFER, PLEASE READ THE FOLLOWING CAREFULLY.

The following section outlines the rights of Unitholders to withdraw Units previously tendered to the Offer. Unitholders who have tendered Units to the Sprott Offer and made the Merger Election should review the following very carefully, as your rights of withdrawal differ from traditional rights of withdrawal under securities laws. See “Reasons for Rejecting the Sprott Offer” above.

Unitholders may withdraw any Units tendered and deposited pursuant to the Sprott Offer at any time in the following circumstances, unless otherwise permitted by applicable laws:

(a)   tendering Unitholders that have made the Merger Election may withdraw their Units and withdraw the Special Resolution power of attorney at any time prior to 4:58 p.m. (Toronto time) on the Expiry Date;

(b)   all other tendering Unitholders may withdraw their Units at any time before the Units have been taken up by the Offeror pursuant to the Sprott Offer;

(c)   all other tendering Unitholders may withdraw their Units if the tendered Units that are taken up have not been paid for by the Offeror within three business days after having been taken up; or

(d)   at any time before the expiration of ten calendar days from the date upon which either: (i) a notice of change relating to a change that has occurred, prior to the expiry of all rights to withdraw Units deposited under the Sprott Offer, in the information contained in the Offer Circular, that would reasonably be expected to affect the decision of a Unitholder to accept or reject the Sprott Offer (other than a change that is not within the control of Sprott, unless it is a change in a material fact relating to the units of Sprott PHYS); (ii) a notice of variation concerning a variation in the terms of the Sprott Offer (other than a variation in the terms of the Sprott Offer consisting only of an increase in the value of the consideration offered for the Units where the Expiry Time (as defined below) is not extended for more than ten calendar days), is mailed, delivered or otherwise properly communicated to Unitholders, and, in each case, only if such deposited Units have not been taken-up by Sprott PHYS before the date of such notice of change or notice of variation; or (iii) at any time after 60 days from the date the Sprott Offer was commenced.

The Board of Trustees recommends that Unitholders who have already tendered Units to the Sprott Offer contact their broker or dealer, or contact D. F. King, the information agent retained by GoldTrust, at the appropriate telephone number on the back page of this Trustees’ Circular for information on how to withdraw Units.

The Sprott Offer is open until 5:00 p.m. (Toronto time) on July 6, 2015 (the “Expiry Time”) unless extended or withdrawn. Unless you have already tendered Units to the Sprott Offer, there is no need for Unitholders to take any action with respect to the Sprott Offer at this time. If you have already tendered Units to the Sprott Offer, the Board of Trustees urges you to immediately withdraw.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

CERTAIN UNITED STATES TAX CONSIDERATIONS

In the opinion of Dorsey & Whitney LLP, the following discussion summarizes certain potentially adverse U.S. federal income tax consequences to certain U.S. Unitholders (as defined below) of the exchange of GoldTrust Units for Sprott PHYS units pursuant to the Sprott Offer, and to the ownership and disposition of the Sprott PHYS units received pursuant to the Exchange Offer Election and the Merger Transaction. Dorsey & Whitney LLP provides no opinion as to whether the Exchange Offer Election and Merger Transaction, if consummated, will or will not qualify as a tax-deferred reorganization pursuant to Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (“the Code”). This summary addresses only U.S. Holders that hold GoldTrust Units as “capital assets” (generally, assets held for investment purposes).  This summary does not discuss all U.S. federal income tax consequences arising from the Sprott Offer that may be relevant to U.S. Unitholders.  Unitholders should refer to the detailed discussion of U.S. federal income tax considerations of the acquisition, ownership and disposition of the Units set forth in GoldTrust’s filings with the Securities and Exchange Commission, including the Form 40-F Annual Report.

GoldTrust believes it has been for each year of its entire existence, and expects to continue to be, a PFIC as defined under Section 1297(a) of the Code, for U.S. federal income tax purposes. A U.S. Unitholder can generally mitigate certain adverse U.S. federal income tax consequences of holding interests in a PFIC by making a timely and effective qualified electing fund election (a “QEF Election”, and a U.S. Unitholder that makes a QEF Election, a “QEF Electing Unitholder”). GoldTrust understands that a significant number of its U.S. Unitholders have made QEF Elections.

The Exchange Offer Election and Merger Transaction May Not Qualify as a Tax-Deferred Reorganization and, As a Result, May be a Fully Taxable Transaction for All U.S. Unitholders

The Offeror states in its Sprott Offer that “[b]ecause the determination of whether the exchange pursuant to the Exchange Offer Election and the Merger Transaction qualifies as a Reorganization [under Section 368(a) of the Code] depends on the resolution of complex issues and facts, some of which will not be known until the completion of the Sprott Offer and the Merger Transaction, there can be no assurance that the exchange pursuant to the Exchange Offer Election and the Merger Transaction will qualify as a Reorganization.”

If gain is required to be recognized by a U.S. Unitholder because the Exchange Offer Election and the Merger Transaction fail to qualify as a tax-free reorganization under Section 368(a) of the Code (a “Reorganization”), U.S. Unitholders that exchange their GoldTrust Units for Sprott PHYS units would generally recognize any gain on such exchange equal to the difference, if any, between:

(i)            the fair market value of the Sprott PHYS units (determined as of the expiry date) received in exchange for GoldTrust Units; and

(ii)           the U.S. Unitholder’s adjusted tax basis in the GoldTrust Units exchanged therefor. Any gain realized on the exchange would be subject to the PFIC excess distribution rules discussed in the next paragraph.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

Generally, under the excess distribution rules, if GoldTrust were treated as a PFIC for any taxable year during which a U.S. Unitholder held or holds GoldTrust Units, unless the U.S. Unitholder has made a timely and effective mark-to-market election (“Mark-to-Market Election”) or a QEF Election:

(i)            any gain recognized by a U.S. Unitholder on the exchange of GoldTrust Units pursuant to the Exchange Offer Election or the Merger Transaction would be allocated ratably over the U.S. Unitholder’s holding period for the GoldTrust Units;

(ii)           the amounts allocated to the taxable year of the gain would be taxed as ordinary income in the current year; and

(iii)          the amount allocated to each other taxable year would be subject to tax at the highest ordinary income rate in effect for individuals or corporations in such taxable year, as appropriate, and an interest charge would be imposed on the amount allocated to that taxable year. Such interest charge is not deductible by non-corporate U.S. Unitholders.

The highest combined U.S. federal, state, local and Medicare surcharge tax rate applicable to ordinary income for 2015 is approximately 51.1% for individuals who reside in New York City. For QEF Electing Unitholders the highest combined U.S. federal, state, local and Medicare surcharge tax rate applicable to long-term capital gains for 2015 is approximately 31.5% for individuals who reside in New York City.

Even if the Exchange Offer Election and Merger Transaction Qualify as a Reorganization, the PFIC Rules May Cause Such Transactions to be a Fully Taxable Transaction Causing Certain U.S. Unitholders to Incur Tax at the Highest Federal and State Ordinary Income Tax Rates Plus an Interest Charge

The Offeror states in its Sprott Offer that “U.S. Unitholders may be required to recognize gain, if any, on the exchange [under the PFIC rules], even if the exchange pursuant to the Exchange Offer Election and the Merger Transaction otherwise qualifies as a Reorganization.” If gain is required to be recognized as a result of the PFIC rules, U.S. Unitholders (other than QEF Electing Unitholders) that exchange their GoldTrust Units for Sprott PHYS units would generally recognize any gain on such exchange equal to the difference, if any, between:

(i)            the fair market value of the Sprott PHYS units (determined as of the expiry date) received in exchange for GoldTrust Units; and

(ii)           the U.S. Unitholder’s adjusted tax basis in the GoldTrust Units exchanged therefor. Any gain realized on the exchange would be subject to the PFIC excess distribution rules discussed in the next paragraph.

Generally, under the excess distribution rules, if GoldTrust were treated as a PFIC for any taxable year during which a U.S. Unitholder held or holds GoldTrust Units, unless the U.S. Unitholder has made a timely and effective Mark-to-Market Election or a QEF Election:

(i)            any gain recognized by a U.S. Unitholder on the exchange of GoldTrust Units pursuant to the Exchange Offer Election or the Merger Transaction would be allocated ratably over the U.S. Unitholder’s holding period for the GoldTrust Units;

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

(ii)           the amounts allocated to the taxable year of the gain would be taxed as ordinary income in the current year; and

(iii)          the amount allocated to each other taxable year would be subject to tax at the highest ordinary income rate in effect for individuals or corporations in such taxable year, as appropriate, and an interest charge would be imposed on the amount allocated to that taxable year. Such interest charge is not deductible by non-corporate U.S. Unitholders.

The highest combined U.S. federal, state, local and Medicare surcharge tax rate applicable to ordinary income for 2015 is approximately 51.1% for individuals who reside in New York City.

Redemptions by Large Holders of Sprott PHYS Units May Result in Significant Tax Liabilities for Non-Redeeming QEF Electing Unitholders

A QEF Electing Unitholder will generally be required each taxable year in which Sprott PHYS is a PFIC to recognize, as ordinary income, a pro rata share of the earnings of Sprott PHYS, and to recognize, as capital gain, a pro rata share of the net capital gain of Sprott PHYS. Except in unexpected circumstances, because GoldTrust invests substantially all of its assets in gold bullion with the purpose of achieving long-term appreciation in the value of its assets, it is not anticipated that GoldTrust will generate significant net capital gain or ordinary income and it is not expected that a QEF Electing Unitholder who continues to hold GoldTrust Units will have significant income inclusions as a result of the QEF Election.

According to public records, during the most recent 2 years, a significant number of Sprott PHYS units have been redeemed by Sprott PHYS, which has required Sprott PHYS to sell or transfer gold bullion. Any gains recognized by Sprott PHYS upon a sale of gold bullion or a transfer of gold bullion to a Sprott PHYS unitholder as a result of a redemption of Sprott PHYS units will be allocated among the Sprott PHYS units on a pro rata basis, and QEF Electing Unitholders who are individuals, estates or trusts will generally be subject to tax at the “collectibles” rate of 28% on their pro rata share of such gain. Accordingly, QEF Electing Unitholders who hold Sprott PHYS units and who are not the redeeming Unitholder will be subject to tax on their pro rata share of any gains recognized by Sprott PHYS as a result of the sale or transfer of gold bullion by Sprott PHYS pursuant to a redemption. QEF Electing Unitholders will be able to increase the tax basis in their Units by the amount of gain taken into income.  By contrast, gains recognized on the sale or other taxable disposition of units by QEF Electing Unitholders who hold Sprott PHYS units and who are individuals, estates, or trusts and who have held such units as capital assets for longer than twelve months are generally eligible for the lower tax rates applicable to long-term capital gains (20% plus the 3.8% Medicare surtax, if applicable).

BENEFICIAL OWNERS OF UNITS ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER ELECTION AND MERGER TRANSACTION AND HOLDING OF SPROTT PHYS UNITS BASED ON THEIR PARTICULAR CIRCUMSTANCES.

This summary is based upon the Code, United States Department of the Treasury (“Treasury”) regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described above. No assurance can be given that the IRS will agree

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

This summary is based in part on representation letters provided by GoldTrust and on customary factual assumptions. If any of those assumptions or representations is inaccurate, incomplete, or untrue, the conclusions stated above could be affected. Dorsey & Whitney LLP is under no obligation to update this summary as a result of a change in law or discovery of any inaccuracy in those representations. The summary above assumes that the terms and conditions of the transactions contemplated by the Sprott Offer are as described in this Circular and the Sprott Offer and will not have been waived or modified in any respect prior to consummation, if consummation should occur.

For purposes of this summary, a “U.S. Unitholder” is a beneficial owner of GoldTrust Units or Sprott PHYS units, as applicable, that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If an entity classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner owns Units, the tax treatment of an owner of the entity will depend on the status of the owner and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any owner of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner and that owns Units, and any owners of such an entity, are encouraged to consult their own tax advisors.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Unitholders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies (except as specifically discussed above), individual retirement accounts, qualified pension plans, persons who hold Units as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, persons who acquired Units as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, U.S. Unitholders whose functional currency is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any alternative minimum tax consequences, and does not address any aspects of U.S. state or local taxation.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

OWNERSHIP OF SECURITIES OF GOLDTRUST

As at the date hereof, GoldTrust has outstanding 19,299,000 Units without nominal or par value, each carrying the right to one vote per Unit.

To the knowledge of the Board and the Senior Officers of GoldTrust, no one person or company beneficially owns, directly or indirectly, or exercises control or direction over Units carrying over ten per cent (10%) of the voting rights attached to the Units of GoldTrust.

On June 8, 2015, the last trading day prior to the date of this Trustees’ Circular, the closing price of the Units on the TSX was $51.20 per Unit.

The names of the Trustees and Senior Officers of GoldTrust, the positions held by them with GoldTrust and the number and percentage of Units beneficially owned or over which control or direction is exercised, as of the date hereof, by each of them and, where known after reasonably inquiry, by their respective associates or affiliates, are as follows:

Name	Position	Number of Units Beneficially Owned or over which Control or Direction is Exercised as of June 9, 2015
Brian E. Felske	Independent Trustee	Nil
Glenn C. Fox	Independent Trustee	Nil
Bruce D. Heagle	Independent Trustee	1,000
Ian M. T. McAvity	Lead Independent Trustee	100
Michael A. Parente	Independent Trustee	Nil
Jason A. Schwandt	Independent Trustee	500
J.C. Stefan Spicer	Chairman, Trustee, Chief Executive Officer	1,000[1]
William L. Trench	Chief Financial Officer	Nil
Krystyna Bylinowski	Treasurer	Nil

1 In addition, 1,000 Units are owned by each of Philip Spicer, Joanne Spicer and Michele Spicer, the father, mother and sister, respectively, of Mr. Spicer. A further 1,000 Units are owned by Accrete Corporation Limited, which is controlled by Michele Spicer and 7,500 Units are owned by Central Group Administrators Inc., the parent corporation of the Administrator, Central Gold Managers Inc. which is controlled by Central Group Administrators Inc. A further 400 Units are owned by an associate of Krystyna Bylinowski, Treasurer of GoldTrust.

To the knowledge of the Trustees and Senior Officers of GoldTrust, after reasonable inquiry, no associate or affiliate of GoldTrust, no insider of GoldTrust, any of such insider’s associates or affiliates or any person or company acting jointly or in concert with GoldTrust, beneficially owns, or exercises control or direction over, directly or indirectly, any securities of GoldTrust, except as otherwise disclosed in this Trustees’ Circular.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

TRADING IN SECURITIES OF GOLDTRUST

During the six months preceding the date of this Trustees’ Circular, none of GoldTrust, the Trustees or Senior Officers of GoldTrust, or other insiders of GoldTrust nor, to the knowledge of the Trustees and Senior Officers of GoldTrust, after reasonable enquiry, any of their respective associates or affiliates, or any person or company acting jointly or in concert with GoldTrust, has traded any securities of GoldTrust.

ISSUANCES OF SECURITIES OF GOLDTRUST

No Units have been issued or granted during the two years preceding the date of this Trustees’ Circular.

INTENTION OF INSIDERS WITH RESPECT TO SPROTT OFFER

Each of the Trustees and Senior Officers and other insiders of GoldTrust that owns or exercises control or direction over Units of GoldTrust has indicated that he or she intends to REJECT the Sprott Offer and WILL NOT TENDER any of his or her Units. To the knowledge of the Trustees and Senior Officers of GoldTrust, after reasonable enquiry, no associate or affiliate of GoldTrust, no insider of GoldTrust nor any of such insider’s associates or affiliates, has indicated that they have tendered or currently intend to tender any of their Units to the Sprott Offer.

For the purposes of all votes of the Board of Trustees related to matters concerning the Sprott Offer, including the recommendations of the Board of Trustees with respect to the Sprott Offer described in this Trustees’ Circular, Mr. Stefan Spicer abstained from voting in respect of all such matters due to his potential conflict of interest as an insider of the Administrator. Sprott indicated in the Offer Circular that in the event that the Sprott Offer were to be successful, the Administration Agreement would be excluded from among the assets and liabilities of GoldTrust that would be transferred to the Offeror as part of the Merger Transaction.

ARRANGEMENTS BETWEEN GOLDTRUST, TRUSTEES AND SENIOR OFFICERS

There are no agreements, commitments or understandings made or proposed to be made between GoldTrust and any of its Trustees, Senior Officers or affiliates, including any agreement, commitment or understanding pursuant to which any payment or other benefit is proposed to be made or given by way of compensation for loss of office or as to any such person remaining in or retiring from office if the Sprott Offer is successful.

J.C. Stefan Spicer, a trustee and the Chairman and CEO of GoldTrust, is a director and officer of the Administrator. In the event the Sprott Offer were successful, the Administration Agreement would not be transferred to Sprott PHYS and the fees and benefits derived by the Administrator from GoldTrust would cease.

Please see the information set forth in the sections entitled “Executive Compensation”, “Management Contracts” and “Interest of Certain Persons in Material Transactions” of GoldTrust’s Notice of Meeting and Management Information Circular, dated April 6, 2015, which was sent to Unitholders in connection with the GoldTrust Meeting.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

If the Trustees and Senior Officers of GoldTrust were to tender any Units they own to the Sprott Offer, and all of the conditions to the Sprott Offer were met or, where applicable, waived, they would receive Sprott PHYS units in consideration for their Units on the same terms and conditions as other Unitholders. As at the date of this Trustees’ Circular, the Trustees and Senior Officers of GoldTrust owned, or exercised direction and control over, an aggregate of 2,600 Units. If the Trustees and Senior Officers of GoldTrust were to tender all of their Units to the Sprott Offer, (which they have indicated that they do not intend to do) and such Units were accepted for tender and taken up and paid for by Sprott or else subject to redemption pursuant to the Merger Transaction, the Trustees and Senior Officers would receive that number of Sprott PHYS units as would be determined by Sprott on the Expiry Date based on the NAV to NAV Exchange Ratio. If the NAV to NAV Exchange Ratio were calculated as at May 22, 2015, the Trustees and Senior Officers would receive, collectively, 11,116 Sprott PHYS units in connection with the Merger Transaction. See “Ownership of Securities of GoldTrust”.

OWNERSHIP OF SECURITIES OF SPROTT

None of GoldTrust, its Trustees or Senior Officers nor, to the knowledge of the Trustees and Senior Officers of GoldTrust, after reasonable enquiry, any associate or affiliate of GoldTrust, insider of GoldTrust or any of such insider’s associates or affiliates, nor any person or company acting jointly or in concert with GoldTrust, beneficially owns, or exercises control or direction over, any securities of Sprott.

ARRANGEMENTS WITH SPROTT

There are no agreements, commitments or understandings made or, to the knowledge of the Trustees and Senior Officers of GoldTrust, proposed to be made between Sprott, or its affiliates, or any of their directors, officers or affiliates, and GoldTrust or any of its Trustees, Senior Officers or affiliates, including any agreement, commitment or understanding pursuant to which a payment or other benefit is proposed to be made or given by way of compensation for loss of office or as to any such person remaining in or retiring from office if the Sprott Offer is successful. No Trustee or Senior Officer of GoldTrust is a director or officer of Sprott or any affiliates.

See “The Sprott Offer — Background and Overview”.

INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS WITH SPROTT

No Trustee or Senior Officer of GoldTrust or any associate thereof has any interest in any material transaction to which Sprott or any of their affiliates is a party.

OTHER TRANSACTIONS

Except as disclosed in this Trustees’ Circular, GoldTrust has not entered into any transaction or agreement in principle, or signed any contract or passed any Trustees’ resolution in response to the Sprott Offer, nor are there any negotiations in response to the Sprott Offer, which would relate to or would result in: (a) an extraordinary transaction such as a merger or reorganization involving GoldTrust; (b) the purchase, sale or transfer of a material portion of assets by GoldTrust; (c) a competing take-over bid; (d) a bid by GoldTrust for its own securities or for those of another issuer; or (e) any material change in the present capitalization of GoldTrust. Notwithstanding the foregoing, the Board of Trustees may engage in

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com negotiations in response to the Sprott Offer that could have one or more of the effects specified in the preceding paragraph.

MATERIAL CHANGES IN THE AFFAIRS OF GOLDTRUST

Except as publicly disclosed or otherwise described in this Trustees’ Circular, none of the Trustees or Senior Officers of GoldTrust is aware of any information that indicates any material change in the affairs or prospects of GoldTrust since the date of its last published financial statements, being its interim unaudited consolidated financial statements and management’s discussion and analysis for the three months ended March 31, 2015, each of which is available under Central GoldTrust’s issuer profile on SEDAR at www.sedar.com and with the SEC on EDGAR at www.sec.gov.

OTHER INFORMATION

Except as otherwise described or disclosed in this Trustees’ Circular or otherwise publicly disclosed, none of the Trustees or Senior Officers of GoldTrust is aware of any other information that would reasonably be expected to affect the decision of the Unitholders to accept or reject the Sprott Offer.

PERSONS OR ASSETS EMPLOYED, COMPENSATED OR USED

In addition to its legal counsel discussed below, the Special Committee has retained CIBC as its financial advisor. Pursuant to the engagement agreement entered into with CIBC, CIBC agreed to provide various financial advisory services and advice to the Board of Trustees in connection with the Sprott Offer and the response of the Board of Trustees thereto (collectively, the “Advisory Services”). Pursuant to the terms of the engagement agreement, the Special Committee has agreed to pay certain fees to CIBC, including fees of which a portion is dependent on the outcome of the Sprott Offer. The Special Committee has also agreed to reimburse CIBC for reasonable expenses related to CIBC’s engagement and to indemnify it against certain liabilities relating to or arising out of the performance of the Advisory Services.

GoldTrust has engaged D.F.King & Co. to assist it in connection with GoldTrust’s communications with Unitholders in connection with the Sprott Offer. GoldTrust has agreed to pay customary compensation to D.F.King & Co. for such services. In addition, GoldTrust has agreed to reimburse D.F. King for its reasonable expenses and to indemnify it against certain liabilities relating to or arising out of the engagement.

Except as set forth above, neither GoldTrust nor any person acting on its behalf has or currently intends to employ, retain or compensate any person to make solicitations or recommendations to the Unitholders on its behalf with respect to the Sprott Offer.

LEGAL MATTERS

Certain Canadian legal matters relating to this Trustees’ Circular have been reviewed by Bennett Jones LLP, counsel to the special committee of independent Trustees of GoldTrust and by Dentons Canada LLP, counsel to GoldTrust. Certain United States legal matters relating to this Trustees’ Circular have been reviewed by Dorsey & Whitney LLP, United States legal counsel to GoldTrust.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

STATUTORY RIGHTS

Securities legislation in the provinces and territories of Canada provides security holders of Central GoldTrust with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

TRUSTEES’ APPROVAL

The contents and the sending of this Circular have been approved by the Board of Trustees of Central GoldTrust.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

CONSENT OF BENNETT JONES LLP

To the Board of Trustees of Central GoldTrust (“GoldTrust”)

We hereby consent to the references in the Trustees’ Circular of GoldTrust dated June 9, 2015 to our firm name.

DATED at Toronto, Ontario, Canada this 9th day of June, 2015.

(signed) “Bennett Jones LLP”
BENNETT JONES LLP

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

CONSENT OF DORSEY & WHITNEY LLP

To the Board of Trustees of Central GoldTrust (“GoldTrust”)

We hereby consent to the references in the Trustees’ Circular of GoldTrust dated June 9, 2015 to our firm name.

DATED at Seattle, Washington, USA this 9th day of June, 2015.

(signed) “Dorsey & Whitney LLP”
DORSEY & WHITNEY LLP

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

CONSENT OF DENTONS CANADA LLP

To the Board of Trustees of Central GoldTrust (“GoldTrust”)

We hereby consent to the references in the Trustees’ Circular of GoldTrust dated June 9, 2015 to our firm name.

DATED at Toronto, Ontario, Canada this 9th day of June, 2015.

(signed) “Dentons Canada LLP”
DENTONS CANADA LLP

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

CERTIFICATE

June 9, 2015

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

On behalf of the Board of Trustees

(signed) “Ian M.T. McAvity”	(signed) “Bruce D. Heagle”
Ian M. T. McAvity	Bruce D. Heagle

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

APPENDIX “A”
GLOSSARY OF TERMS

In this Trustees’ Circular, the following terms shall have the meanings set forth below and grammatical variations thereof will have the corresponding meanings, unless the subject matter or context is inconsistent therewith or such terms are otherwise defined in the Trustees’ Circular. Words importing the singular include the plural and vice versa and words importing any gender include all genders.

“Administration Agreement” means the Administrative Services Agreement dated April 28, 2003 between GoldTrust and the Administrator;

“Administrator” means Central Gold Managers Inc., the administrator of GoldTrust;

“Advance Notice Rule” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “Recommendation to Unitholders”;

“Advisory Services” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “Financial Advisors”;

“affiliate” has the meaning ascribed to that term in the Securities Act (Ontario), as amended, supplemented or replaced from time to time;

“Annual Information Form” means the annual information form of GoldTrust for the year ended December 31, 2014, dated February 11, 2015;

“associate” has the meaning ascribed to that term in the Securities Act (Ontario), as amended, supplemented or replaced from time to time;

“Board”, “Trustees” or “Board of Trustees” means the board of Trustees of GoldTrust;

“Central GoldTrust” or “GoldTrust” means Central GoldTrust, a trust established under the laws of the Province of Ontario pursuant to the Declaration of Trust;

“CBCA” means the Canada Business Corporations Act;

“CIBC” means CIBC World Markets Inc.;

“Code” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “Certain United States Tax Considerations”;

“Declaration of Trust” means the Amended and Restated Declaration of Trust of GoldTrust dated April 24, 2008;

“D.F. King” means D.F. King & Co., GoldTrust’s information agent;

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system maintained by the SEC;

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

“Exchange Offer Election” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “The Sprott Offer — Terms of the Sprott Offer”;

“Expiry Date” means July 6, 2015, or any subsequent date set out in any notice of Sprott as provided in Section 2 of the Offer Circular;

“Expiry Time” means 5:00 p.m. (Toronto time) on July 6, 2015, or any subsequent time and date set out in any notice of Sprott as provided in Section 2 of the Offer Circular;

“Form 40-F Annual Report” means the annual report of GoldTrust filed on Form 40-F with the SEC for the year ended December 31, 2014;

“GoldTrust Meeting” means the Annual and Special Meeting of Unitholders of GoldTrust held on May 1, 2015;

“Independent Trustees” means Messrs. Ian McAvity, Bruce Heagle, Brian Felske, Jason Schwandt, Michael Parente and Glenn Fox;

“IPO” means initial public offering;

“IRS” means the Internal Revenue Service;

“Manager” means Sprott Asset Management GP Inc.;

“Mark-to-Market Election” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “Certain United States Tax Considerations”;

“Merger Agreement” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “The Sprott Offer — Terms of the Sprott Offer — Special Resolution Power of Attorney”;

“Merger Election” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “The Sprott Offer — Terms of the Sprott Offer”;

“Merger Transaction” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “The Sprott Offer — Terms of the Sprott Offer”;

“Mint” means the Royal Canadian Mint;

“NAV” means net asset value;

“NAV to NAV Exchange Ratio” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “The Sprott Offer — Terms of the Sprott Offer — Exchange Value”;

“Offer Circular” means the Sprott Offer and the accompanying take-over bid circular of the Sprott dated May 27, 2015;

“Offeror” means Sprott Asset Management Gold Bid LP;

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

“PFIC” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “Certain United States Tax Considerations”;

“Polar” means, collectively, Polar Securities and the North Pole Fund;

“Polar Proposal” means the proposal put forward by Polar Securities to the Trustees on February 5, 2015;

“Polar Securities” means Polar Securities Inc.;

“QEF Election” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “Certain United States Tax Considerations”;

“QEF Electing Unitholder” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “Certain United States Tax Considerations”;

“Reorganization” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “Certain United States Tax Considerations”;

“SAM” means Sprott Asset Management LP;

“SEC” means the U.S. Securities and Exchange Commission;

“SEDAR” means the Systems for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators;

“Senior Officers” means J.C. Stefan Spicer (President and CEO), William L. Trench (CFO) and Krystyna Bylinowski (Treasurer), the executive officers of GoldTrust;

“Special Committee” means the special committee of independent Trustees composed of Messrs. Bruce Heagle, Brian Felske, Ian McAvity and Michael Parente;

“Special Resolutions” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “The Sprott Offer — Terms of the Sprott Offer — Special Resolution Power of Attorney”;

“Sprott” means the Offeror, SAM, and, where the context requires, other affiliates of Sprott Inc. including PHYS;

“Sprott Offer” means the offer to acquire all the outstanding Units of GoldTrust, upon the terms and subject to the conditions set forth in the Offer Circular;

“Sprott PHYS” means Sprott Physical Gold Trust;

“Sprott Trust Agreement” means the trust agreement between SAM and RBC Investor Services, as trustee, dated as of August 28, 2009, as amended and restated as of February 27, 2015;

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

“Threshold Condition” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “The Sprott Offer — Background and Overview — Commencement of the Sprott Offer and Formation of Special Committee”;

“Treasury” means the United States Department of the Treasury;

“Trustees’ Circular” means this Trustees’ circular of GoldTrust;

“TSX” means the Toronto Stock Exchange;

“United States persons” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “Certain United States Tax Considerations”;

“Unitholders” means, collectively, the holders of Units and “Unitholder” means one of them;

“Units” means the trust unit of GoldTrust;

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended; and

“U.S. Unitholder” has the meaning ascribed to that term in the section of this Trustees’ Circular entitled “Certain United States Tax Considerations”.

REJECT THE SPROTT OFFER

TAKE NO ACTION - DO NOT TENDER YOUR UNITS

If you have already tendered your Units to the Sprott Offer, you can withdraw your Units by contacting your broker or
D. F. King & Co., North America Toll-Free at 1-800-251-7519; or via email at inquiries@dfking.com

If you have any questions or require any assistance, please call D.F. King Canada at:

North American Toll Free Phone:

1-800-251-7519

Email: inquiries@dfking.com

For up to date information we strongly encourage Unitholders to please visit www.gold-trust.com or www.goldtrust.ca